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As filed with the Securities and Exchange Commission on July 20, 2012

Registration No. 333-182055

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Digital Domain Media Group, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	7812 (Primary Standard Industrial Classification Code)	27-0449505 (IRS Employer Identification Number)

10250 SW Village Parkway
Port St. Lucie, Florida 34987
(772) 345-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John C. Textor
Digital Domain Media Group, Inc.
10250 SW Village Parkway
Port St. Lucie, Florida 34987
(772) 345-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

D. Thomas Triggs, Esq.
Brian A. Sullivan, Esq.
Owen M. Lewis, Esq.
Sullivan & Triggs, LLP
1230 Montana Avenue, Suite 201
Santa Monica, California 90403-5987
(310) 451-8300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effectiveness of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the earlier offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The Information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated July 20, 2012

26,144,274 Shares

Common Stock

        The selling shareholders listed in this prospectus in the section "Selling Shareholders" are offering:

  •
  2,445,004 shares of our Common Stock;

  •
  525,001 additional shares of our Common Stock issuable in connection with certain adjustment events provided for in securities purchase agreements entered into with certain of the selling shareholders;

  •
  12,290,474 shares of our Common Stock issuable upon the conversion of outstanding senior convertible notes;

  •
  5,327,546 shares of our Common Stock issuable upon the conversion of an outstanding subordinated note;

  •
  3,356,249 shares of our Common Stock issuable upon the exercise of outstanding warrants to purchase shares of our Common Stock; and

  •
  2,200,000 shares of our Common Stock purchasable upon the exercise of call option agreements entered into between certain of the selling shareholders.

        This prospectus also covers any additional shares of our Common Stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the above-described notes and warrants by reason of stock splits, stock dividends, or similar events. Certain of the shares of our Common Stock issued to the selling shareholders, the senior secured notes, the subordinated note and the warrants to purchase shares of our Common Stock were acquired by certain of the selling shareholders in private placements by us that closed on May 7, 2012 and June 8, 2012.

        Digital Doman Media Group, Inc. is not selling any shares of our Common Stock pursuant to this prospectus and will not receive any of the proceeds from the sale of any such shares to be sold by the selling shareholders.

        Shares of our Common Stock are listed on the New York Stock Exchange ("NYSE") under the symbol "DDMG." On July 19, 2012, the last sale price of the shares of our Common Stock as reported on the NYSE was $4.83 per share.

        See "Risk Factors" beginning on page 20 in our Annual Report on Form 10-K for the year ended December 31, 2011 to read about factors you should consider before buying shares of our Common Stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2012

i

About this Prospectus

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, the selling shareholders may, from time to time, sell in one or more offerings, the securities described in this prospectus.

        We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling shareholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We urge you to read both this prospectus and, if applicable, any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference" included elsewhere in this prospectus.

        As used herein, "the "Company," "we," "our," and similar terms refer to Digital Domain Media Group, Inc., unless the context indicates otherwise.

        "Digital Domain" and other trademarks of ours appearing in this prospectus are our property. This prospectus contains additional trade names and trademarks of other companies. We do not intend our use or display of other companies' trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

        You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents creates any implication, under any circumstances, that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

Forward-Looking Statements

        This prospectus contains "forward-looking statements" that involve substantial risks and uncertainties. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, statements regarding our expectations, beliefs, intentions, strategies, future operations, future financial position, future revenue, projected expenses and plans and objectives of management. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "estimate," "expect," "intend," "may," "might," "plan," "project," "will," "would," "should," "could," "can," "predict," "potential," "continue," "objective," or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These forward-looking statements reflect our current views about future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed or referred to in the sections titled "Risk Factors" included in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011. Furthermore, such forward-looking statements speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors including those described or referred to in the section entitled "Risk Factors." These and other factors could cause our results to differ materially from those expressed in this prospectus.

 Incorporation By Reference

        The SEC allows us to incorporate by reference in this prospectus certain information we have filed with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed "furnished" in accordance with SEC rules. The documents we incorporate by reference, all of which we have previously filed with the SEC, include:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 30, 2012;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 15, 2012;

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  our Current Reports on Form 8-K filed with the SEC on:

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  January 17, 2012;

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  February 21, 2012;

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  April 5, 2012;

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  May 8, 2012;

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  May 23, 2012;

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  June 8, 2012;

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  July 13, 2012; and

  •
  the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on October 24, 2011, pursuant to Section 12 of the Exchange Act.

        Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in a later document or in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

        You may request a copy of any of these incorporated documents at no cost, by contacting our Corporate Secretary at Digital Domain Media Group, Inc., 10250 SW Village Parkway, Port St. Lucie, Florida 34987. The Company's telephone number at that location is (772) 345-8000.

        These incorporated documents may also be available on our website at www.ddmg.co. Except for these incorporated documents, information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus.

Summary

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all the information that you need to consider in making an investment decision to purchase shares of our Common Stock. You should carefully read this entire prospectus, as well as the information incorporated by reference herein, before deciding whether to invest in the securities. You should carefully consider the sections entitled "Risk Factors" in this prospectus and the documents incorporated by reference herein to determine whether an investment in the securities is appropriate for you.

 Our Company

        We are an award-winning digital production company. Since our inception in 1993, we have been a leading provider of computer-generated ("CG") animation and digital visual effects for major motion picture studios and advertisers. Our company, work and employees have been recognized with numerous entertainment industry awards and nominations, including seven awards issued by the Academy of Motion Picture Arts and Sciences—three Academy Awards® for Best Visual Effects and four awards for Scientific and Technical Achievement. Our filmography of over 80 major motion pictures includes Thor, TRON: Legacy, the Transformers trilogy, The Curious Case of Benjamin Button, Apollo 13 and Titanic. Our digital production capabilities include the creation of CG animated content, performance capture, the conversion of two-dimensional ("2D") imagery into three-dimensional ("3D") imagery and CG visual effects such as fluid simulation, terrain generation and photorealistic animation.

        We incurred a net loss before non-controlling interests for the year ended December 31, 2011 of $144.2 million. Included in the expenses in this period was non-cash charges of $13.3 million for depreciation and amortization, $35.8 million for charges related to fair values of warrants and other debt-related liabilities, $18.3 million for loss on debt extinguishment, $26.7 million for stock-based compensation expense and $16.6 million in other non-cash charges. Absent these non-cash charges, we incurred a net loss of $33.5 million for the year ended December 31, 2011. For the three months ended March 31, 2012, we incurred a net loss of $15.6 million.

        We were incorporated in the State of Florida on January 7, 2009. We own, among other things, approximately 86.9% (as of July 17, 2012) of the issued and outstanding capital stock of Digital Domain (formerly, Wyndcrest DD Holdings, Inc.) and its wholly-owned subsidiary Digital Domain Productions, Inc. (formerly, Digital Domain, Inc.), which has been operating since 1993.

        Our Common Stock is listed on the NYSE under the symbol "DDMG". Our principal executive offices are located at 10250 SW Village Parkway, Port St. Lucie, Florida 34987. Our telephone number is (772) 345-8000. Our website is www.ddmg.co. Except for documents expressly incorporated herein, information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

        Additional information about us can be found in our Annual Report on Form 10-K for the year ended December 31, 2011, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and other documents we have filed with the SEC that are incorporated herein by reference. See "Where You Can Find More Information" and "Incorporation by Reference" elsewhere in this prospectus.

Securities Being Offered; Recent Private Placement Transactions

        On May 6, 2012, we entered into certain agreements with a group of institutional investors to enable us to retire and refinance our existing $27.4 million senior secured debt obligation owing to our then senior secured lender (the "Existing Senior Lender"), which was otherwise due and payable by September 30, 2012. We also entered into a new agreement with the Existing Senior Lender, which includes a new subordinated convertible note replacing the Existing Senior Lender's existing convertible note. On June 7, 2012, we also entered into a securities purchase agreement with certain institutional investors pursuant to which we agreed to issue and sell to such purchasers shares of our Common Stock and warrants to purchase shares of our Common Stock. The shares of Common Stock being offered by the selling shareholders include those currently held by certain of the selling shareholders and those issuable to the selling shareholders upon conversion of the convertible promissory notes and exercise of certain warrants that we issued to the selling shareholders pursuant to the transactions described below.

  May 2012 Private Placements

        On May 6, 2012, we entered into a securities purchase agreement (the "May 2012 Purchase Agreement") with a group of institutional investors (the "May 2012 Purchasers") pursuant to which we issued and sold to the May 2012 Purchasers senior secured convertible notes in the aggregate original principal amount of $35.0 million (the "Senior Notes") and warrants (the "May 2012 Warrants") to initially purchase up to 1,260,288 shares of our Common Stock, for an aggregate purchase price of $35.0 million. The initial conversion price of the Senior Notes is $9.72 per share, subject to adjustment as provided in the Senior Notes. The initial exercise price of the May 2012 Warrants is $9.72 per share, subject to adjustment as provided in the May 2012 Warrants. Such issuance and sale were consummated on May 7, 2012. On June 7, 2012, in connection with the June 2012 Offering (as described below), each of the May 2012 Purchasers entered with us into a Consent and Waiver pursuant to which we and each of the May 2012 Purchasers agreed that, notwithstanding any contrary provisions of the Senior Notes and the May 2012 Warrants, immediately after giving effect to the issuance and sale of securities pursuant to the June 2012 Purchase Agreement (as described below) the conversion price of the Senior Notes and the exercise price of the May 2012 Warrants would each be adjusted so as to equal $6.00. As of July 17, 2012, the Senior Notes, inclusive of estimated future interest, and the May 2012 Warrants were convertible or exercisable, as applicable, into 8,458,335 and 2,041,666 shares of our Common Stock, respectively.

        The indebtedness evidenced by the Senior Notes bears interest at 9.0% per annum, compounded quarterly, payable quarterly in arrears, and matures on the fifth anniversary of the issuance date. Upon the occurrence of an Event of Default (as such term is defined in the Senior Notes), the interest rate shall be adjusted to a rate of 15.0% per annum. The May 2012 Purchasers may require us to redeem all or any portion of the Senior Notes upon the occurrence of an Event of Default (as such term is defined in the Senior Notes) or a Change of Control (as such term is defined in the Senior Notes). The Senior Notes also contain, among other things, certain affirmative and negative covenants, including, without limitation, limitations on indebtedness, liens and restricted payments and certain financial covenants.

        The Senior Notes will amortize in equal monthly installments commencing on the earlier of (i) the effective date of the initial registration statement filed in accordance with the terms of a registration rights agreement entered into by the parties in connection with the May 2012 Purchase Agreement or (ii) the six-month anniversary of the closing date. The Senior Notes may be converted into shares of our Common Stock, at the option of the holders thereof, at any time following issuance of the Senior Notes. The Senior Notes are redeemable at our option if our Common Stock trades at a level equal to 175% of the initial conversion price for any 30 consecutive trading days commencing on the date of issuance of the Senior Notes.

        On certain Adjustment Dates (as such term is defined in the Senior Notes), the conversion price applicable to the Senior Notes will be adjusted to the lesser of (a) the then-current conversion price and (b) the market price of our Common Stock on such date. The Senior Notes have anti-dilution protection in the event that we issue securities at an equivalent value less than the conversion price, and the conversion price is also subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions. We have agreed to pay each amortization payment in shares of our Common

Stock, provided that certain conditions are met. The conversion rate applicable to any amortization payment in shares of our Common Stock will be the lower of (a) the conversion price then in effect and (b) a price equal to 85.0% of (i) the aggregate of the volume-weighted average prices of shares of our Common Stock for each of the ten lowest trading days during the 20 consecutive trading day period ending on the applicable amortization payment date, divided by (ii) 10. We are generally prohibited from issuing shares of our Common Stock upon conversion of the Senior Notes if such conversion would cause us to breach our obligations under the rules or regulations of the NYSE, or such other stock market on which our Common Stock is then traded.

        On May 6, 2012, concurrently with the execution and delivery of the May 2012 Purchase Agreement, we entered into an Omnibus Consent and Agreement re Restructuring (the "Omnibus Agreement") with the Existing Senior Lender, pursuant to which, among other things, we agreed to (i) use a portion of the proceeds received by us in connection with the financing transaction described above to make payments to the Existing Senior Lender with respect to the outstanding loans to us held by the Existing Senior Lender, such that the aggregate outstanding principal balance thereof was reduced to $8.0 million, and (ii) repurchase all but 145,000 shares of our Common Stock received by the Existing Senior Lender upon full exercise of an outstanding warrant to purchase shares of our Common Stock held by the Existing Senior Lender. The aggregate amount paid to the Existing Senior Lender in satisfaction of outstanding indebtedness and in repurchasing such shares, as described above, was $22.5 million, plus certain fees and expenses that we agreed to pay.

        In connection with the foregoing, we and the Existing Senior Lender entered into a Debt Exchange Agreement (the "Debt Exchange Agreement"), pursuant to which, among other things, we exchanged the remaining outstanding original principal balance under our outstanding loans held by the Existing Senior Lender for a new secured convertible note in favor of the Existing Senior Lender with an original principal amount of $8.0 million (the "Subordinated Note"), which Subordinated Note, inclusive of any and all accrued interest on the Subordinated Note and other fees, costs and amounts owing thereunder, is convertible into shares of our Common Stock, in accordance with the terms thereof. The debt exchange transaction was consummated on May 7, 2012.

        The indebtedness evidenced by the Subordinated Note bears interest at 10.0% per annum, compounded quarterly, payable quarterly in arrears, and matures on June 30, 2016. Upon the occurrence of an Event of Default (as such term is defined in the Subordinated Note), the interest rate shall be adjusted to a rate of up to 21.0% per annum, with the actual rate of such penalty interest to be contingent upon the nature of the Event of Default. The Existing Senior Lender may require the Company to redeem all or any portion of the Subordinated Note upon the occurrence of an Event of Default (as such term is defined in the Subordinated Note). The Subordinated Note also contains, among other things, certain affirmative and negative covenants, including, without limitation, limitations on indebtedness, liens and restricted payments.

        The initial conversion price under the Subordinated Note is (i) $2.50 per share for payment of any portion of the original principal amount and (ii) $5.50 per share for payment of any other amounts owing thereunder, subject to adjustment as provided in the Subordinated Note. The Subordinated Note has anti-dilution protection in the event that we issue securities at an equivalent value less than the applicable conversion price, and the conversion price is also subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions. We are generally prohibited from issuing shares of Common Stock upon conversion of the Subordinated Note if such conversion would cause us to breach our obligations under the rules or regulations of the NYSE, or such other stock market on which our Common Stock is then traded.

        Copies of the May 2012 Purchase Agreement, the form of the Senior Notes, the form of the Warrants, the Omnibus Agreement, the Debt Exchange Agreement, and the Subordinated Note are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.9, Exhibit 10.10, and Exhibit 10.11,

respectively, to our Current Report on Form 8-K filed with the SEC on May 8, 2012, and such exhibits are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the respective complete texts of the applicable documents.

  June 2012 Private Placement

        On June 7, 2012, we entered into a securities purchase agreement (the "June 2012 Purchase Agreement") with a group of institutional investors (the "June 2012 Purchasers") pursuant to which we agreed to issue and sell to the June 2012 Purchasers an aggregate of 1,500,004 shares of our Common Stock at a purchase price of $7.00 per share, and warrants (the "June 2012 Warrants") to purchase up to 600,000 additional shares of our Common Stock at an exercise price (subject to adjustment) of $8.05 per share, for an aggregate purchase price of $10.5 million (the "June 2012 Offering"). Such issuance and sale were consummated on June 8, 2012.

        Under the terms of the June 2012 Purchase Agreement, on the date that is thirty trading days after the date of effectiveness of a resale registration statement covering the shares of Common Stock issued in connection with the June 2012 Offering and the shares of Common Stock underlying the June 2012 Warrants (and potentially on two other specified share adjustment dates), if the per-share purchase price paid by the June 2012 Purchasers in the June 2012 Offering is less than 85% of the average of the ten lowest dollar-volume-weighted prices of the Common Stock during the 20-trading-day period ending on such date, then we have agreed to issue to the June 2012 Purchasers, for no additional consideration, such number of shares of our Common Stock equal to the difference between (x) the number of shares of our Common Stock that would have been issued in the June 2012 Offering if the per-share purchase price for such shares had been equal to 85% of the average of the ten lowest volume-weighted prices of the Common Stock during the 20-trading-day period ending on such date and (y) the number of shares of the Common Stock originally issued at the closing of the June 2012 Offering.

        Under the terms of the June 2012 Warrants, the holders thereof are entitled to exercise the June 2012 Warrants to purchase up to an aggregate of 600,000 shares of our Common Stock at an initial exercise price of $8.05 per share, during the five-year period beginning six months after the date of issuance of the June 2012 Warrants. The June 2012 Warrants are subject to full-ratchet antidilution protection, solely with respect to the exercise price thereof, which protection will be triggered upon our issuance of any shares of our Common Stock or securities convertible or exercisable into, or exchangeable for, shares of our Common Stock at a per-share purchase price below the then-existing exercise price of the June 2012 Warrants. The exercise price of the June 2012 Warrants is also subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions. We are generally prohibited from issuing shares of our Common Stock upon exercise of the June 2012 Warrants or additional shares of our Common Stock in accordance with the share adjustment provisions of the June 2012 Purchase Agreement if such issuance would cause us to breach our obligations under the rules or regulations of the NYSE, or such other stock market on which our Common Stock is then traded.

        Copies of the June 2012 Purchase Agreement and the form of the June 2012 Warrants are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to our Current Report on Form 8-K filed with the SEC on June 8, 2012, and such exhibits are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the respective complete texts of the applicable documents.

 Summary Historical Consolidated Financial Data

        On October 15, 2009, Digital Domain Media Group, Inc. acquired a majority ownership stake in the issued and outstanding capital stock of Digital Domain. We refer to ourselves as the Predecessor for all periods prior to our acquisition of such majority ownership stake in Digital Domain. We refer to ourselves as the Successor for all periods following our acquisition of such majority ownership stake in Digital Domain. As a result of Digital Domain Media Group, Inc.'s acquisition of a majority ownership stake, the transaction was accounted for as an acquisition, and Digital Domain's condensed consolidated financial statement results have been included in Digital Domain Media Group, Inc.'s condensed consolidated financial statements as of September 30, 2009 for reporting purposes. The differences in the assets and operations at Digital Domain between September 30, 2009 and October 15, 2009 are not material.

        Our consolidated statements of operations information for the years ended December 31, 2011 and 2010 (Successor), the period from January 7, 2009 (the Inception Date) to December 31, 2009 (Successor), and the nine months ended September 30, 2009 (Predecessor), and our consolidated balance sheet information as of December 31, 2011, 2010 and 2009 (Successor) are derived from our audited consolidated financial statements, which are incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2011. We derived our consolidated statements of operations information for the years ended December 31, 2008 (Predecessor) and 2007 (Predecessor) from our audited consolidated financial statements which are not included in or incorporated by reference into this prospectus. We derived our consolidated balance sheet information as of September 30, 2009 (Predecessor) and December 31, 2008 (Predecessor) and 2007 (Predecessor) from our audited consolidated financial statements which are not included elsewhere in or incorporated by referenced into this prospectus. Our unaudited consolidated statements of operations information for the three months ended March 31, 2012 and 2011 and our unaudited consolidated balance sheet information as of March 31, 2012 and 2011 are derived from our unaudited financial statements, which are incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

        The financial statements incorporated by reference into this prospectus may not reflect our results of operations, financial position and cash flows as if we had operated as a stand-alone company during all periods presented. Accordingly, our historical results should not be relied upon as an indicator of our future performance.

        You should read these tables together with the historical consolidated financial information contained in our consolidated financial statements and related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the

quarter ended March 31, 2012, which have been filed with the SEC and are incorporated by reference in this prospectus.

	Predecessor			Successor
				For the Period January 7 (the inception date) through December 31, 2009(1)
							For the Three Months Ended March 31,
	For the Year Ended December 31, 2007	For the Year Ended December 31, 2008	For the Nine Months Ended September 30, 2009		For the Year Ended December 31, 2010	For the Year Ended December 31, 2011
(In Thousands, Except Share and per Share Data)							2011	2012
							(Unaudited)
Consolidated Statements of Operations Data:
Revenues:
Production revenues	$73,693	$85,140	$48,360	$15,582	$101,859	$95,611	$37,904	$30,158
Grant revenues from governmental agencies	—	—	—	6,800	3,340	2,955	653	878
Licensing revenue	—	—	—	—	—	60	—	90
Tuition revenue	—	—	—	—	—	—	—	15

Total revenues	73,693	85,140	48,360	22,382	105,199	98,626	38,557	31,141
Costs and expenses:
Cost of revenues, excluding depreciation and amortization	59,108	80,335	44,554	11,964	83,894	93,839	30,922	32,922
Depreciation expense	3,977	6,278	5,157	1,436	7,349	13,308	2,870	3,631
Selling, general and administrative expenses	16,428	23,085	10,929	5,172	25,479	63,137	10,849	10,979
Amortization of intangible assets	—	—	—	734	2,935	3,451	863	863

Total costs and expenses	79,513	109,698	60,640	19,306	119,657	173,735	45,504	48,395

Operating (loss) income	(5,820)	(24,558)	(12,280)	3,076	(14,458)	(75,109)	(6,947)	(17,254)
Other income (expense):
Interest and investment income	710	1,102	—	—	—	—	—	—
Interest and financing expenses:
Changes related to fair value of warrant and other debt-related liabilities	(4,906)	12,824	(11,932)	(296)	(24,321)	(35,820)	(28,965)	4,284
Amortization of discount and issuance costs on notes payable	(706)	(1,062)	(599)	(644)	(3,633)	(13,201)	(3,013)	(1,599)
Loss on debt extinguishment	—	—	(6,311)	—	—	(18,256)	—	—
Interest expense on notes payable	(1,269)	(1,540)	(1,971)	(530)	(2,790)	(3,495)	(502)	(670)
Interest expense, other	(92)	(112)	(223)	—	(245)	(302)	(318)	(670)
Adjustment of held interest in business combination	—	—	—	3,528	—	—	—	—
Other income (expense)	(89)	424	108	122	254	2,095	1,067	353

(Loss) income from continuing operations before income taxes	(12,172)	(12,922)	(33,208)	5,256	(45,193)	(144,088)	(38,678)	(15,556)
Income tax provision	10	—	—	—	25	132	250	9

(Loss) income from continuing operations	(12,182)	(12,922)	(33,208)	5,256	(45,218)	(144,220)	(38,928)	(15,565)
Loss from discontinued operations—net of tax	(7,729)	(2,269)	(2,429)	—	—	—	—	—
Gain from sale of discontinued operations—net of tax	—	—	9,241	—	—	—	—	—

Net income (loss) before non-controlling interests	(19,911)	(15,191)	(26,396)	5,256	(45,218)	(144,220)	(38,928)	(15,565)
Net loss (income) attributable to non-controlling interests	—	—	—	2,703	2,747	3,518	(197)	733

Net income (loss) attributable to Digital Domain Media Group, Inc.	(19,911)	(15,191)	(26,396)	7,959	(42,471)	(140,702)	(39,125)	(14,832)
Preferred shareholders accretion, deemed dividends and income participation	(80)	(80)	(889)	—	—	—	—	—

Net income (loss) attributable to common shareholders	$(19,991)	$(15,271)	$(27,285)	$7,959	$(42,471)	$(140,702)	$(39,125)	$(14,832)

Weighted average shares outstanding:
Basic	12,107,625	12,953,049	13,109,267	12,226,107	12,372,357	19,424,479	14,184,609	39,977,777
Diluted	12,107,625	12,953,049	13,109,267	12,769,928	12,372,357	19,424,479	14,184,609	42,839,565
Net income (loss) per share:
Basic	$(1.65)	$(1.18)	$(2.08)	$0.65	$(3.43)	$(7.24)	$(2.76)	$(0.37)
Diluted	$(1.65)	$(1.18)	$(2.08)	$0.62	$(3.43)	$(7.24)	$(2.76)	$(0.43)

Risk Factors

        An investment in our Common Stock involves certain risks. You should consider carefully the risks and uncertainties described in, or described in documents incorporated by reference in, this prospectus, including the risks described below and under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, along with the other information included or incorporated by reference in this prospectus, in evaluating an investment in our securities. For a description of these reports and documents, and information about where you can find them, see the sections entitled "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus.

        If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the value of the securities to decline, and you may lose part or all of your investment.

Use of Proceeds

        All shares of Common Stock sold pursuant to this prospectus will be sold by the selling shareholders and we will not receive any of the proceeds from such sales. However, we will receive approximately $17,079,996 if the May 2012 Warrants and the June 2012 Warrants held by certain of the selling shareholders are fully exercised for cash at the current respective exercise prices thereof, which are subject to adjustment. We cannot guarantee that such selling shareholders will exercise the May 2012 Warrants or the June 2012 Warrants. We expect to use the net proceeds from any exercise of the May 2012 Warrants or the June 2012 Warrants for general corporate purposes.

Selected Financial Data

        The following table sets forth certain of our historical selected financial information. Effective January 1, 2012, we adopted the Financial Accounting Standards Board's ("FASB") Accounting Standards Update ("ASU") No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. These updates revise the manner in which entities present comprehensive income in their financial statements. The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, In thousands)

	Successor			Predecessor
			For the Period from January 7 (the inception date) through December 31, 2009
	Year Ended December 31,
				For the Nine Months Ended September 30, 2009
	2011	2010
Net income (loss) attributable to common shareholders	$(140,702)	$(42,471)	$7,959	$(27,285)
Foreign currency translation gain (loss)	100	(66)	—	243

Comprehensive income (loss)	$(140,602)	$(42,537)	$7,959	$(27,042)

 Market Price and Dividend Policy

        Our shares of Common Stock are listed on the NYSE under the symbol "DDMG". Our shares of Common Stock have only been publicly traded since November 18, 2011, when our shares of Common Stock were listed and began trading on the NYSE.

        The following table sets forth the high and low sales price per share of shares of our Common Stock, as reported by the NYSE, from commencement of trading on November 18, 2011. As of July 17, 2012, there were approximately 56 shareholders of record of shares of our Common Stock. The number of beneficial owners of shares of our Common Stock is substantially greater than the number of shareholders of record because a large portion of our Common Stock is held in the names of nominees through brokerage firms.

	High	Low
2011 Quarter ended:
December 31, 2011(1)	$8.60	$4.90
2012 Quarter ending:
March 31, 2012	$6.62	$5.03
June 30, 2012	$9.20	$5.00
September 30, 2012(2)	$6.38	$4.05

(1)
We began trading on November 18, 2011.

(2)
Market pricing for the quarter ending September 30, 2012 reflects market pricing through July 19, 2012.

        We have never declared or paid any cash dividends on our Common Stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends on such stock in the foreseeable future.

Capitalization

        The following table sets forth our capitalization (in thousands) as of March 31, 2012:

  •
  on an actual basis;

  •
  on a pro forma basis to reflect the following:

  (1)
  Adjustments of deferred debt issue costs, short and long-term debt and short and long-term warrant liabilities to actual as of May 7, 2012. These adjustments include $0.3 million of amortization of deferred debt issue costs, amortization of debt discounts and capitalized interest of $0.5 million and a $5.2 million increase in long-term warrant liabilities. The net increase in the accumulated deficit from these adjustments was $6.0 million.

  (2)
  On May 7, 2012, we entered into the May 2012 Purchase Agreement with the May 2012 Purchasers, pursuant to which we issued and sold to the May 2012 Purchasers the Senior Notes and the May 2012 Warrants at an aggregate purchase price of $35.0 million. The Senior Notes, inclusive of estimated future interest, were initially convertible into 5,221,193 shares of our Common Stock. The initial exercise price of the May 2012 Warrants was $9.72 per share, subject to adjustment as provided in the May 2012 Warrants. Such issuance and sale were consummated on May 7, 2012. The indebtedness evidenced by the Senior Notes bear interest at 9.0% per annum, compounded quarterly, payable quarterly in arrears, and matures on the fifth anniversary of the issuance date.

  We paid $3.0 million in placement fees and other expenses in connection with the above-described transaction, which were recognized as deferred debt issue costs. The fair value of the May 2012 Warrants and the fair value of the shares of our Common Stock that the Senior Notes were convertible into at time of issuance aggregated $26.9 million. These warrant liabilities were recognized as debt discounts to the Senior Notes. Of the total Senior Notes of $35.0 million, we recognized $3.2 million as a short-term debt liability and the remainder as long-term debt liability as of the date of the Senior Notes transaction.

  (3)
  On May 7, 2012, concurrently with the execution and delivery of the May 2012 Purchase Agreement, we entered into the Omnibus Agreement with the Existing Senior Lender, pursuant to which, among other things, we agreed to (i) use a portion of the proceeds we received in connection with the financing transaction described above to make payments to the Existing Senior Lender with respect to the outstanding loans to us held by such Existing Senior Lender, such that the aggregate outstanding principal balance thereof was reduced to $8.0 million, and (ii) repurchase all but 145,000 shares of our Common Stock received by the Existing Senior Lender upon full exercise of an outstanding warrant to purchase shares of our Common Stock held by such Existing Senior Lender.

  In connection with the Omnibus Agreement, we entered into the Debt Exchange Agreement, pursuant to which, among other things, we exchanged the remaining original outstanding principal balance under our outstanding loans held by the Existing Senior Lender for the Subordinated Note with an original principal amount of $8.0 million, which Subordinated Note, inclusive of any and all accrued interest on the Subordinated Note and other fees, costs and amounts owing thereunder, is convertible into shares of our Common Stock, in accordance with the terms thereof. The debt exchange transaction was consummated on May 7, 2012. The indebtedness evidenced by the Subordinated Note bears interest at 10.0% per annum, compounded quarterly, payable quarterly in arrears, and matures on June 30, 2016.

  As a result of the Debt Exchange Agreement, we retired $3.2 million of existing short-term debt and $24.6 million of existing long-term debt and recognized new long-term debt of

    $8.0 million, for a net decrease in cash of $19.8 million from these transactions. At the same time, we wrote off unamortized deferred debt issue costs of $1.9 million, unamortized debt discounts of $6.0 million, a redeemable feature asset classified in long-term warrant liabilities of $8.8 million, and a protective put long-term warrant liability of $5.3 million, for a net loss on debt extinguishment of $11.4 million, which increased the accumulated deficit.

  (4)
  The Existing Senior Lender exercised its existing fee warrants that had a fair value of $3.8 million as of the date of the debt exchange and financing transactions described above. We issued 435,331 shares of our Common Stock to the Existing Senior Lender upon this exercise, and we recorded common stock and additional paid-in capital for an aggregate of $3.8 million. The exercise price was reflected as an increase in treasury stock of $4 thousand due to a cashless exercise of 492 shares of our Common Stock. We repurchased from the Existing Senior Lender an additional 289,839 of shares of our Common Stock for $2.5 million in cash, which was recorded as an increase in treasury stock.

  (5)
  The number of shares that the Existing Senior Lender's convertible debt was convertible into as of the date of the transactions described above was increased from 3.0 million to 3.2 million, which resulted in an increase in the fair value of warrant liabilities of $2.0 million, which was recognized as an additional debt discount on the Subordinated Note.

  (6)
  On June 8, 2012, we entered into the June 2012 Purchase Agreement with the June 2012 Purchasers, pursuant to which we issued to such June 2012 Purchasers an aggregate of 1,500,004 shares of our Common Stock at a price of $7.00 per share, for gross proceeds of $10.5 million. We paid $0.9 million of offering expenses related to this transaction. We also issued the June 2012 Warrants, exercisable into an aggregate of 600,000 shares of our Common Stock, to the June 2012 Purchasers, which expire in five years after the initial exercisability date of the June 2012 Warrants, which is six months after their issuance date. We recognized the fair value of the June 2012 Warrants of $1.8 million as long-term warrant liabilities. The net increase to stockholders' equity from the June 2012 Offering was $7.7 million.

  (7)
  The June 2012 Offering caused a price reset of the May 2012 Warrants and the Senior Notes. The exercise price of the May 2012 Warrants and the conversion price of the Senior Notes was reset from $9.72 per share to $6.00 per share. The number of shares of our Common Stock underlying the May 2012 Warrants increased accordingly by 781,378, and the number of shares that the Senior Notes, inclusive of estimated future interest, are convertible into increased by 3,237,140 as a result of the June 2012 Offering. These increases in shares of Common Stock underlying the May 2012 Warrants and the Senior Notes increased the fair value of the May 2012 Warrants by $15.3 million, which was recognized as an increase in long-term warrant liabilities and an increase in accumulated deficit.

  (8)
  The net increase in cash and cash equivalents from the transactions described above was $19.3 million.

        The pro forma adjustments in the table below required our management to make estimates and assumptions. The most significant area that required our management's judgment was the calculation of the fair values of warrant liabilities. Actual results could differ significantly from these estimates.

        This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the accompanying notes thereto, incorporated by reference herein from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

	Historical March 31, 2012	Debt Pro Forma Adjustments		Pro Forma(8)
	(Unaudited)	(Unaudited)		(Unaudited)
Comvest note payable	$12,000	$100	(1)	$—
		(12,100	)(3)
Less discounts	(830)	84	(1)	—
		746	(3)

Net Comvest note payable	11,170	(11,170)		—

Comvest convertible note payable	8,134	84	(1)	—
		(8,218	)(3)
Less discounts	(4,937)	77	(1)	—
		4,860	(3)

Net Comvest convertible note payable	3,197	(3,197)		—

Comvest revolver payable	7,438	15	(1)	—
		(7,453	)(3)
Less discounts	(497)	98	(1)	—
		399	(3)

Net Comvest revolver payable	6,941	(6,941)		—

Senior Notes	—	35,000	(2)	35,000
Less discounts	—	(26,891	)(2)	(26,891)

Net Senior Notes	—	8,109		8,109

Comvest Subordinated Note	—	8,000	(3)	8,000
Less discounts	—	(1,959	)(5)	(1,959)

Net Comvest Subordinated Note	—	6,041		6,041

Other notes payable	3,000	—		3,000

Net debt	24,308	(7,158)		17,150

Capital lease obligations (current and long-term)	1,286	—		1,286
Warrant and other debt-related liabilities:
Comvest fee warrants	2,422	1,426	(1)	—
		(3,848	)(4)
Comvest conversion warrant	12,709	8,925	(1)	23,593
		1,959	(5)
Comvest conversion put	6,622	(1,285	)(1)	—
		(5,337	)(3)
Comvest redeemable features	(4,939)	(3,868	)(1)	—
		8,807	(3)
Senior Notes conversion warrant	—	22,488	(2)	34,959
		12,471	(7)
Senior Notes Purchasers' warrants	—	4,403	(2)	7,178
		2,775	(7)
PIPE warrants		1,816	(6)	1,816
Short-term warrant liabilities	5,831			5,831

Total warrant liabilities	22,645	50,732		73,377

Stockholders' equity:
Common stock	406	4	(4)	425
		15	(6)
Additional paid-in capital	216,553	3,848	(4)	228,135
		7,734	(6)
Accumulated other comprehensive loss	71	—		71
Accumulated deficit	(198,634)	(5,979	)(1)	(231,274)
		(11,415	)(3)
		(15,246	)(7)
Treasury stock, at cost	(3,307)	(2,504	)(4)	(5,811)

Total stockholders' equity before non-controlling interests	15,089	(23,543)		(8,454)
Non-controlling interests	4,679	—		4,679

Total stockholders' equity	19,768	(23,543)		(3,775)

Total capitalization	$68,007	$20,031		$88,038

(1)
Adjustments of deferred debt issue costs, short and long-term debt and short and long-term warrant liabilities to actual as of May 7, 2012. These adjustments include $0.3 million of amortization of deferred debt issue costs, amortization of debt discounts and capitalized interest of $0.5 million, and a $5.2 million increase in long-term warrant liabilities. The net increase in the accumulated deficit from these adjustments was $6.0 million.

(2)
On May 7, 2012, we entered into the May 2012 Purchase Agreement with the May 2012 Purchasers, pursuant to which we issued and sold to the Purchasers the Senior Notes and the May 2012 Warrants at an aggregate purchase price of $35.0 million. The Senior Notes, inclusive of estimated future interest, were initially convertible into 5,221,193 shares of our Common Stock. The initial exercise price of the May 2012 Warrants was $9.72 per share, subject to adjustment as provided in the May 2012 Warrants. Such issuance and sale were consummated on May 7, 2012. The indebtedness evidenced by the Senior Notes bear interest at 9.0% per annum, compounded quarterly, payable quarterly in arrears, and matures on the fifth anniversary of the issuance date.

We paid $3.0 million in placement fees and other expenses in connection with the above-described transaction, which were recognized as deferred debt issue costs. The fair value of the May 2012 Warrants and the fair value of the shares of our Common Stock that the Senior Notes were convertible into at time of issuance aggregated $26.9 million. These warrant liabilities were recognized as debt discounts to the Senior Notes. Of the total Senior Notes of $35.0 million, we recognized $3.2 million as a short-term debt liability and the remainder as long-term debt liability as of the date of the Senior Notes transaction.

(3)
On May 7, 2012, concurrently with the execution and delivery of the May 2012 Purchase Agreement, we entered into the Omnibus Agreement with the Existing Senior Lender, pursuant to which, among other things, we agreed to (i) use a portion of the proceeds we received in connection with the financing transaction described above to make payments to the Senior Existing Lender with respect to the outstanding loans to us held by such Senior Existing Lender, such that the aggregate outstanding principal balance thereof was reduced to $8.0 million, and (ii) repurchase all but 145,000 shares of our Common Stock received by the Senior Existing Lender upon full exercise of an outstanding warrant to purchase shares of our Common Stock held by such Senior Existing Lender.

In connection with the Omnibus Agreement, we entered into the Debt Exchange Agreement, pursuant to which, among other things, we exchanged the remaining original outstanding principal balance under our outstanding loans held by the Existing Senior Lender for the Subordinated Note with an original principal amount of $8.0 million, which Subordinated Note, inclusive of any and all accrued interest on the Subordinated Note and other fees, costs and amounts owing thereunder, is convertible into shares of our Common Stock, in accordance with the terms thereof. The debt exchange transaction was consummated on May 7, 2012. The indebtedness evidenced by the Subordinated Note bears interest at 10.0% per annum, compounded quarterly, payable quarterly in arrears, and matures on June 30, 2016.

As a result of the Debt Exchange Agreement, we retired $3.2 million of existing short-term debt and $24.6 million of existing long-term debt and recognized new long-term debt of $8.0 million, for a net decrease in cash of $19.8 million from these transactions. At the same time, we wrote off unamortized deferred debt issue costs of $1.9 million, unamortized debt discounts of $6.0 million, a redeemable feature asset classified in long-term warrant liabilities of $8.8 million and a protective put long-term warrant liability of $5.3 million, for a net loss on debt extinguishment of $11.4 million, which increased the accumulated deficit.

(4)
The Existing Senior Lender exercised its existing fee warrants that had a fair value of $3.8 million as of the date of the debt exchange and financing transactions described above. We issued 435,331 shares of our Common Stock to the Existing Senior Lender upon this exercise, and we recorded common stock and additional paid-in capital for an aggregate of $3.8 million. The exercise price was reflected as an increase in treasury stock of $4 thousand due to a cashless exercise of 492 shares of our Common Stock. We repurchased from the Existing Senior Lender an additional 289,839 of shares of our Common Stock for $2.5 million in cash, which was recorded as an increase in treasury stock.

(5)
The number of shares that the Existing Senior Lender's convertible debt was convertible into as of the date of the transactions described above was increased from 3.0 million to 3.2 million, which resulted in an increase in the fair value of warrant liabilities of $2.0 million, which was recognized as an additional debt discount on the Subordinated Note.

(6)
On June 8, 2012, we entered into the June 2012 Purchase Agreement with the June 2012 Purchasers, pursuant to which we issued to such June 2012 Purchasers an aggregate of 1,500,004 shares of our Common Stock at a price of $7.00 per share, for gross proceeds of $10.5 million. We paid $0.9 million of offering expenses related to this transaction. We also issued the June 2012 Warrants, exercisable into an aggregate of 600,000 shares of our Common Stock, to the June 2012 Purchasers, which expire in five years after the initial exercisability date of the June 2012 Warrants, which is six months after their issuance date. We recognized the fair value of the June 2012 Warrants of $1.8 million as long-term warrant liabilities. The net increase to stockholders' equity from the June 2012 Offering was $7.7 million.

(7)
The June 2012 Offering caused a price reset of the May 2012 Warrants and the Senior Notes. The exercise price of the May 2012 Warrants and the conversion price of the Senior Notes was reset from $9.72 per share to $6.00 per share. The number of shares of our Common Stock underlying the May 2012 Warrants increased accordingly by 781,378, and the number of shares that the Senior Notes, inclusive of estimated future interest, are convertible into increased by 3,237,140 as a result of the June 2012 Offering. These increases in shares of Common Stock underlying the May 2012 Warrants increased the fair value of the May 2012 Warrants by $15.3 million, which was recognized as an increase in long-term warrant liabilities and an increase in accumulated deficit.

(8)
The net increase in cash and cash equivalents from the transactions described above was $19.3 million.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information about beneficial ownership of our Common Stock as of July 17, 2012 (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of our Common Stock, (ii) each of our directors and named executive officers and (iii) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person's family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person's name.

	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Executive Officers and Directors
John C. Textor(2)	10,532,670	23.9%
Jonathan F. Teaford(3)	2,417,146	5.5%
John M. Nichols(4)	75,000	*
Edwin C. Lunsford, III(5)	322,000	*
Jody R. Madden	—	*
Darin K. Grant	—	*
Cliff A. Plumer(6)	742,000	1.7%
Ed J. Ulbrich(7)	80,000	*
Jeffrey W. Lunsford(8)	112,500	*
Kevin C. Ambler(9)	37,500	*
Casey L. Cummings(10)	37,500	*
John W. Kluge, Jr.(11)	112,500	*
Kaleil Isaza Tuzman(12)	37,500	*
All directors and executive officers as a group (13 persons)	14,506,316	31.7%
5% Shareholders
PBC GP III, LLC(13)	16,402,483	37.7%
Comvest Capital II, LP(14)	3,366,414	7.2%

*
Beneficial ownership percentage is less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after July 17, 2012, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock held by them. Applicable percentage ownership is based on 43,563,481 shares of our Common Stock outstanding as of July 17, 2012.

(2)
Consists of (i) 9,708,838 shares of our Common Stock, (ii) 450,000 shares of our Common Stock underlying options that are exercisable within 60 days of July 17, 2012 and (iii) 373,832 shares of our Common Stock held by Wyndcrest DD Investment Holdings, LLC. The managing member of Wyndcrest DD Investment Holdings, LLC is Wyndcrest Holdings, LLC, and the managing member of Wyndcrest Holdings, LLC is Textor Ventures, Inc. Mr. Textor, as the president and sole director of Textor Ventures, Inc., holds voting power and investment power over the shares of our Common Stock beneficially owned by Wyndcrest DD Investment Holdings, LLC and disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein.

(3)
Consists of (i) 2,292,146 shares of our Common Stock held by Elk River Investments, LLLP, an entity wholly owned by Mr. Teaford, his wife and Elk River Management, LLC, an entity managed by Mr. Teaford and his wife, and (ii) 125,000 shares of our Common Stock underlying options that are exercisable within 60 days of July 17, 2012.

(4)
Consists of (i) 75,000 shares of our Common Stock underlying options that are exercisable within 60 days of July 17, 2012.

(5)
Consists of (i) 2,000 shares of our Common Stock and (ii) 320,000 shares of our Common Stock underlying options that are exercisable within 60 days of July 17, 2012.

(6)
Consists of 742,000 shares of our Common Stock underlying options that are exercisable within 60 days of July 17, 2012. Mr. Plumer was Chief Executive Officer of Digital Domain until October 2011; since his resignation from such position, he continued to serve us as Production and Studio Development Executive Advisor until February 2012.

(7)
Consists of 80,000 shares of our Common Stock underlying options that are exercisable within 60 days of July 17, 2012.

(8)
Consists of 112,500 shares of our Common Stock underlying options that are exercisable within 60 days of July 17, 2012.

(9)
Consists of 37,500 shares of our Common Stock underlying options that are exercisable within 60 days of July 17, 2012.

(10)
Consists of 37,500 shares of our Common Stock underlying options that are exercisable within 60 days of July 17, 2012.

(11)
Consists of 112,500 shares of our Common Stock underlying options that are exercisable within 60 days of July 17, 2012.

(12)
Consists of 37,500 shares of our Common Stock underlying options that are exercisable within 60 days of July 17, 2012.

(13)
PBC GP III, LLC is the sole manager of each of PBC Digital Holdings, LLC, PBC Digital Holdings II, LLC, PBC MGPEF DDH, LLC and PBC DDH Warrants, LLC. PBC GP III, LLC is managed by a Board of Managers consisting of Nathan Ward, Shaun McGruder, Michael Schmickle and James Harpel and all decisions require a vote of 66 2/3% of the members of the Board of Managers. The shares attributed to PBC GP III, LLC in the table consist of (i) an aggregate of 7,992,101 shares of our Common Stock beneficially owned by PBC Digital Holdings, LLC, (ii) an aggregate of 3,036,488 shares of our Common Stock beneficially owned by PBC Digital Holdings II, LLC, (iii) an aggregate of 4,707,340 shares of our Common Stock beneficially owned by PBC MGPEF DDH, LLC and (iv) an aggregate of 666,554 shares of our Common Stock beneficially owned by PBC DDH Warrants, LLC. PBC GP III, LLC disclaims beneficial ownership of all of the shares of our Common Stock, beneficially owned by these four holders of our securities. The business address for each of PBC GP III, LLC, PBC Digital Holdings, LLC, PBC Digital Holdings II, LLC, PBC MGPEF DDH, LLC and PBC DDH Warrants, LLC is 505 S. Flagler Drive, Suite 1400, West Palm Beach, Florida 33401.

(14)
Consists of (i) 145,000 shares of our Common Stock and (ii) 3,221,414 shares of our Common Stock underlying the Subordinated Note. The general partner of Comvest Capital II, L.P. is ComVest Capital II Partners L.P., and the general partner of ComVest Capital II Partners L.P. is ComVest Capital II Partners UGP, LLC. Robert O'Sullivan is the managing partner of ComVest Capital II Partners UGP, LLC. Mr. O'Sullivan holds investment and voting power over our securities held by Comvest Capital II, L.P. and disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein. The address for Comvest Capital II, L.P. is CityPlace Tower, 525 Okeechobee Blvd. Suite 1050, West Palm Beach, Florida 33401.

 Selling Shareholders

General

        The shares of Common Stock being offered by the selling shareholders include certain such shares previously issued to the selling shareholders and those issuable to the selling shareholders: (i) upon the conversion of the Senior Notes and the Subordinated Note, (ii) upon the exercise of the May 2012 Warrants and the June 2012 Warrants (collectively, the "Warrants"), (iii) pursuant to the terms of the June 2012 Purchase Agreement and (iv) upon the exercise of certain call option agreements with other existing shareholders of the Company (collectively, the "Call Option Agreements"). For additional information regarding the issuance of such securities, see "Summary—Securities Being Offered; Recent Private Placement Transactions" included elsewhere in this prospectus. We are registering the shares of Common Stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the Senior Notes, the Warrants and the shares of Common Stock issued and issuable pursuant to the June 2012 Purchase Agreement and the entering into the May 2012 Purchase Agreement and the June 2012 Purchase Agreement and the other transaction documents contemplated thereby, the selling shareholders holding the shares of Common Stock issued and issuable under the June 2012 Purchase Agreement, the Senior Notes, the Warrants and the Call Option Agreements have not had any material relationship with us within the past three years. Except for the ownership of the Subordinated Note issued pursuant to the Debt Exchange Agreement, and prior lending and equity arrangements previously disclosed by us in documents incorporated by reference herein, the selling shareholder holding the Subordinated Note has not had any material relationship with us within the past three years. Except for equity arrangements previously disclosed by us, the selling shareholders managed by PBC GP III, LLC have not had any material relationship with us within the past three years.

        The table below lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the selling shareholders. The second column lists the number of shares of Common Stock beneficially owned by the selling shareholders, based on their respective beneficial ownership of shares of Common Stock, as of June 17, 2012, assuming conversion of the Senior Notes or Subordinated Note, as applicable, and exercise of the May 2012 Warrants and the Call Option Agreements held by each such selling shareholder on that date, but taking account of any limitations on conversion and exercise set forth therein.

        The third column lists the shares of Common Stock being offered by this prospectus by the selling shareholders and does not take into account (A) any limitations on (i) conversion of the Senior Notes or Subordinated Note, as applicable, set forth therein or (ii) exercise of the Warrants or the Call Option Agreements set forth therein or (B) the number of shares of Common Stock issuable as adjustment shares pursuant to the terms of the June 2012 Purchase Agreement.

        In accordance with the terms of the respective registration rights agreements between us and each of the selling shareholders, this prospectus generally covers the resale of (i) all or a portion of the shares of our Common Stock previously issued to the selling shareholders, (ii) 135% of the sum of the maximum number of shares of Common Stock issuable upon conversion of the Senior Notes or Subordinated Note, as applicable, (iii) 135% of the sum of the maximum number of other shares of Common Stock issuable pursuant to the Senior Notes or Subordinated Note, as applicable, (iv) 135% of the sum of the maximum number of shares of Common Stock issuable upon exercise of the May 2012 Warrants, (v) 135% of the number of shares of Common Stock issued pursuant to the June 2012 Purchase Agreement, (vi) the maximum number of shares of Common Stock issuable upon exercise of the June 2012 Warrants, and (vii) the maximum number of other shares of Common Stock covered by the Call Option Agreements, each as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the Senior Notes and the Subordinated Note and the exercise price of the Warrants may be adjusted pursuant to the terms thereof, the number of shares that will actually be issued pursuant to the agreements and instruments referenced in this paragraph may be more or less than the number of shares being offered by this prospectus.

        The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

        Under the terms of the Senior Notes and the Warrants, a selling shareholder may not convert the Senior Notes or exercise the Warrants to the extent (but only to the extent) such selling shareholder and its affiliates would together beneficially own a number of shares of our Common Stock which would exceed 4.99% of the then outstanding shares of Common Stock following such exercise or conversion, as applicable. Under the terms of the Subordinated Note, the selling shareholder may not convert the Subordinated Note to the extent (but only to the extent) such selling shareholder and its affiliates would together beneficially own a number of shares of our Common Stock which would exceed 9.99% of the then outstanding shares of Common Stock following such conversion. Under the terms of the June 2012 Purchase Agreement, a selling shareholder may not be issued additional shares of Common Stock as adjustment shares to the extent such issuance would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock following such issuance, excluding for purposes of such determination shares of Common Stock not yet issuable pursuant to the June 2012 Purchase Agreement. Under the terms of the Call Option Agreements, a selling shareholder may not exercise a Call Option Agreement to the extent (but only to the extent) such selling shareholder and its affiliates would together beneficially own a number of shares of Common Stock which would exceed 9.99% of the then outstanding shares of Common Stock following such exercise. The number of shares in the second column reflects these limitations. The selling shareholders may sell all, some or none of their shares of our Common Stock in this offering. See "Plan of Distribution."

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering
Tenor Opportunity Master Fund, Ltd.(2)	2,792,087	(3)(4)	3,139,035	(5)	—
Tenor Special Situations Fund, LP(6)	2,792,087	(3)(7)	322,430	(8)	—
Parsoon Special Situations Fund, Ltd.(9)	2,792,087	(3)(10)	4,236,014	(11)	—
Aria Opportunity Fund, Ltd.(12)	2,792,087	(3)(13)	114,882	(14)	—
Hudson Bay Master Fund, Ltd.(15)	2,893,096	(16)	7,612,214	(17)	—
Empery Asset Master, Ltd.(18)	536,664	(19)	711,545	(20)	—
Hartz Capital Investments, LLC(21)	2,112,723	(22)	2,816,558	(23)	—
Iroquois Master Fund, Ltd.(24)	352,382	(25)	459,525	(26)	—
Kingsbrook Opportunities Master Fund LP(27)	352,382	(28)	459,525	(29)	—
ComVest Capital II, L.P.(30)	3,366,414	(31)	5,472,546	(32)
PBC Digital Holdings, LLC	16,402,483	(32)	389,800		15,602,383
PBC Digital Holdings II, LLC	16,402,483	(32)	148,099		15,602,383
PBC MGPEF DDH, LLC	16,402,483	(32)	229,592		15,602,383
PBC DDH Warrants, LLC	16,402,483	(32)	32,509		15,602,383

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after July 17, 2012, are deemed outstanding. The share numbers in this column have been furnished to the Company by each of the respective selling shareholders, and the Company has not independently verified the accuracy of any such numbers.

(2)
Tenor Capital Management Company, L.P., the investment manager of Tenor Special Situation Fund, L.P., has voting and investment power over the securities held by Tenor Opportunity Master Fund, Ltd. Tenor Management GP, LLC is the general partner of Tenor Capital Management Company, L.P. and Robin R. Shah is the managing member of Tenor Management GP, LLC. Robin R. Shah, Tenor Management GP, LLC and Tenor Capital Management Company, L.P. each disclaim beneficial ownership over these securities.

(3)
Represents the shares of Common Stock that may be deemed to be beneficially owned by Tenor Capital Management L.P., the investment manager of Tenor Opportunity Master Fund, Ltd., Tenor Special Situations Fund, LP, Parsoon Special Situation Ltd. and Aria Opportunity Fund, Ltd., assuming conversion of the Senior Notes, exercise of the Warrants and exercise of the Call Option Agreements held by such selling entities but taking account of any limitations on conversion and exercise set forth in the Senior Notes and Warrants. Includes (i) 357,144 shares of Common Stock, (ii) 2,268,277 shares of Common Stock issuable under the Senior Notes and the Warrants, subject to the limitations that a selling shareholder may not convert the Senior Notes or exercise the Warrants to the extent (but only to the extent) such selling shareholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.99% of the then outstanding shares of Common Stock following such exercise or conversion, as applicable (the "Conversion Limitations"), and (iii) 523,810 shares of Common Stock purchasable upon exercise of the Call Option Agreements.

(4)
Includes (i) 107,143 shares of Common Stock, (ii) 1,690,753 shares of Common Stock issuable upon the conversion of the Senior Notes, (iii) 379,167 shares of Common Stock issuable upon the exercise of the May 2012 Warrants, (iv) 42,857 shares of Common Stock issuable upon the exercise of the June 2012 Warrants, and (v) 157,143 shares of Common purchasable upon the exercise of the Call Option Agreements.

(5)
Includes (i) 135% of the shares of Common Stock issued and issuable pursuant to the terms of the June 2012 Purchase Agreement or 144,643 shares of Common Stock, (ii) 135% of shares of Common Stock issuable upon the conversion of the Senior Notes and payable as interest thereon or 2,282,517 shares of Common Stock, (iii) 135% of shares of Common Stock issuable upon the exercise of the May 2012 Warrants or 511,875 shares of Common Stock, (iv) 42,857 shares of Common Stock issuable upon the exercise of the June 2012 Warrants and (v) 157,143 shares of Common Stock purchasable upon the exercise of the Call Option Agreements.

(6)
Tenor Capital Management Company, L.P., the investment manager of Tenor Special Situations Fund, LP, has voting and investment power over the securities held by Tenor Special Situations Fund, LP. Tenor Management GP, LLC is the general partner of Tenor Capital Management Company, L.P. and Robin R. Shah is the managing member of Tenor Management GP, LLC. Robin R. Shah, Tenor Management GP, LLC and Tenor Capital Management Company, L.P. each disclaim beneficial ownership over these securities.

(7)
Includes (i) 195,087 shares of Common Stock issuable upon the conversion of the Senior Notes and (ii) 43,750 shares of Common Stock issuable upon the exercise of the May 2012 Warrants.

(8)
Includes (i) 135% of shares of Common Stock issuable upon conversion of the Senior Notes and payable as interest thereon or 263,367 shares of Common Stock, and (ii) 135% of shares of Common Stock issuable upon the exercise of the May 2012 Warrants or 59,063 shares of Common Stock.

(9)
Tenor Capital Management Company, L.P., the investment manager of Parsoon Special Situation Ltd., has voting and investment power over the securities held by Parsoon Special Situation Ltd. Tenor Management GP, LLC is the general partner of Tenor Capital Management Company, L.P. and Robin R. Shah is the managing member of Tenor Management GP, LLC. Robin R. Shah, Tenor Management GP, LLC and Tenor Capital Management Company, L.P. each disclaim beneficial ownership over these securities.

(10)
Includes (i) 214,286 shares of Common Stock, (ii) 2,145,956 shares of Common Stock issuable upon the conversion of the Senior Notes, (iii) 481,250 shares of Common Stock issuable upon the exercise of the May 2012 Warrants, (iv) 85,714 shares of Common Stock issuable upon the exercise of the June 2012 Warrants, and (v) 314,286 shares of Common purchasable upon the exercise of the Call Option Agreements.

(11)
Includes (i) 135% of the shares of Common Stock issued and issuable pursuant to the terms of the June 2012 Purchase Agreement or 289,286 shares of Common Stock, (ii) 135% of shares of Common Stock issuable upon the conversion of the Senior Notes and payable as interest thereon or 2,897,041 shares of Common Stock, (iii) 135% of shares of Common Stock issuable upon the exercise of the May 2012 Warrants or 649,688 shares of Common Stock, (iv) 85,714 shares of Common Stock issuable upon the exercise of the June 2012 Warrants, and (v) 314,286 shares of Common Stock purchasable upon exercise of the Call Option Agreements.

(12)
Tenor Capital Management Company, L.P., the investment manager of Aria Opportunity Fund, Ltd., has voting and investment power over the securities held by Aria Opportunity Fund, Ltd. Tenor Management GP, LLC is the general partner of Tenor Capital Management Company, L.P. and Robin R. Shah is the managing member of Tenor Management GP, LLC. Robin R. Shah, Tenor Management GP, LLC and Tenor Capital Management Company, L.P. each disclaim beneficial ownership over these securities.

(13)
Includes (i) 35,715 shares of Common Stock, (ii) 14,286 shares of Common Stock issuable upon the exercise of the June 2012 Warrants, and (iii) 52,381 shares of Common Stock purchasable upon the exercise of the Call Option Agreements.

(14)
Includes (i) 135% of the shares of Common Stock issued and issuable pursuant to the terms of the June 2012 Purchase Agreement or 48,215 shares of Common Stock, (ii) 14,286 shares of Common Stock issuable upon the exercise of the June 2012 Warrants and (iii) 52,381 shares of Common Stock issuable upon the exercise of the Call Option Agreements.

(15)
Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Sander Gerber disclaims beneficial ownership over these securities.

(16)
Includes (i) 428,572 shares of Common Stock issued pursuant to the June 2012 Purchase Agreement, (ii) 1,835,953 shares of Common Stock issuable upon the conversion of the Senior Notes and/or exercise of the May 2012 Warrants, subject to the Conversion Limitations set forth therein and (iii) 628,571 shares of Common Stock purchasable upon the exercise of the Call Option Agreements.

(17)
Includes (i) 135% of the shares of Common Stock issued and issuable pursuant to the terms of the June 2012 Purchase Agreement or 578,572 shares of Common Stock, (ii) 135% of shares of Common Stock issuable upon conversion of the Senior Notes and payable as interest thereon or 5,091,767 shares of Common Stock, (iii) 135% of shares of Common Stock issuable upon the exercise of the May 2012 Warrants or 1,141,875 shares of Common Stock, (iv) 171,429 shares of Common Stock issuable upon the exercise of the June 2012 Warrants and (v) 628,571 shares of Common Stock purchasable upon the exercise of the Call Option Agreements.

(18)
Empery Asset Management LP, the authorized agent of Empery Asset Master, Ltd ("EAM"), has discretionary authority to vote and dispose of the securities held by EAM and may be deemed to be the beneficial owner of these securities. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the securities held by EAM. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these securities.

(19)
Includes (i) 114,286 shares of Common Stock issued pursuant to the June 2012 Purchase Agreement, (ii) 208,092 shares of Common Stock issuable upon the conversion of the Senior Notes, (iii) 46,667 shares of Common Stock issuable upon the exercise of the May 2012 Warrants, and (iv) 167,619 shares of Common Stock purchasable upon the exercise of the Call Option Agreements.

(20)
Includes (i) 135% of the shares of Common Stock issued and issuable pursuant to the terms of the June 2012 Purchase Agreement or 154,286 shares of Common Stock, (ii) 135% of shares of Common Stock issuable upon the conversion of the Senior Notes and payable as interest thereon or 280,926 shares of Common Stock, (iii) 135% of shares of Common Stock issuable upon the exercise of the May 2012 Warrants or 63,000 shares of Common Stock, (iv) 45,714 shares of Common Stock issuable upon the exercise of the June 2012 Warrants and (v) 167,619 shares of Common Stock purchasable upon the exercise of the Call Option Agreements.

(21)
Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC ("HCI"), has discretionary authority to vote and dispose of the securities held by HCI and may be deemed to be the beneficial owner of these securities. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the securities held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these securities.

(22)
Includes (i) 314,286 shares of Common Stock issued pursuant to the June 2012 Purchase Agreement, (ii) 1,092,486 shares of Common Stock issuable upon the conversion of the Senior Notes, (iii) 244,999 shares of Common Stock issuable upon the exercise of the May 2012 Warrants, and (iv) 460,952 shares of Common Stock purchasable upon the exercise of the Call Option Agreements.

(23)
Includes (i) 135% of the shares of Common Stock issued and issuable pursuant to the terms of the June 2012 Purchase Agreement or 424,286 shares of Common Stock, (ii) 135% of shares of Common Stock issuable upon the conversion of the Senior Notes and payable as interest thereon or 1,474,857 shares of Common Stock, (iii) 135% of shares of Common Stock issuable upon the exercise of the May 2012 Warrants or 330,749 shares of Common Stock, (iv) 125,714 shares of Common Stock issuable upon the exercise of the June 2012 Warrants and (v) 460,952 shares of Common Stock purchasable upon the exercise of the Call Option Agreements.

(24)
Iroquois Capital Management L.L.C. ("Iroquois Capital") is the investment manager of Iroquois Master Fund, Ltd ("IMF"). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF.

(25)
Includes (i) 142,858 shares of Common Stock issued pursuant to the June 2012 Purchase Agreement and (ii) 209,524 shares of Common Stock purchasable upon the exercise of the Call Option Agreements.

(26)
Includes (i) 135% of the shares of Common Stock issued and issuable pursuant to the terms of the June 2012 Purchase Agreement or 192,858 shares of Common Stock, (ii) 57,143 shares of Common Stock issuable upon exercise of the June 2012 Warrants and (iii) 209,524 shares of Common Stock purchasable upon exercise of the Call Option Agreements.

(27)
Kingsbrook Partners LP ("Kingsbrook Partners") is the investment manager of Kingsbrook Opportunities Master Fund LP ("Kingsbrook Opportunities"), and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC ("Opportunities GP") is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC ("GP LLC") is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(28)
Includes (i) 142,858 shares of Common Stock and (ii) 209,524 shares of Common Stock purchasable upon the exercise of the Call Option Agreements.

(29)
Includes (i) 135% of the shares of Common Stock issued and issuable pursuant to the terms of the June 2012 Purchase Agreement or 192,858 shares of Common Stock, (ii) 57,143 shares of Common Stock issuable upon the exercise of the June 2012 Warrants and (iii) 209,524 shares of Common Stock purchasable upon the exercise of the Call Option Agreements.

(30)
The general partner of Comvest Capital II, L.P. is ComVest Capital II Partners L.P., and the general partner of ComVest Capital II Partners L.P. is ComVest Capital II Partners UGP, LLC. Robert O'Sullivan is the managing partner of ComVest Capital II Partners UGP, LLC. Mr. O'Sullivan holds investment and voting power over our securities held by Comvest Capital II, L.P. and disclaims beneficial ownership of such securities.

(31)
Consists of (i) 145,000 shares of our Common Stock and (ii) 3,221,414 shares of our Common Stock currently underlying the Subordinated Note.

(32)
Includes (i) 145,000 shares of Common Stock, and (ii) 135% of shares of Common Stock issuable upon the conversion of the Subordinated Note (including all anticipated future interest) or 5,327,546 shares of Common Stock.

(33)
PBC GP III, LLC is the sole manager of each of PBC Digital Holdings, LLC, PBC Digital Holdings II, LLC, PBC MGPEF DDH, LLC and PBC DDH Warrants, LLC. PBC GP III, LLC is managed by a Board of Managers consisting of Nathan Ward, Shaun McGruder, Michael Schmickle and James Harpel and all decisions require a vote of 66 2/3% of the members of the Board of Managers. The shares attributed to PBC GP III, LLC in the table consist of (i) an aggregate of 8,038,340 shares of our Common Stock beneficially owned by PBC Digital Holdings, LLC, (ii) an aggregate of 3,054,057 shares of our Common Stock beneficially owned by PBC Digital Holdings II, LLC, (iii) an aggregate of 4,734,575 shares of our Common Stock beneficially owned by PBC MGPEF DDH, LLC and (iv) an aggregate of 670,411 shares of our Common Stock beneficially owned by PBC DDH Warrants, LLC. PBC GP III, LLC disclaims beneficial ownership of all of the shares of our Common Stock, beneficially owned by these four holders of our securities.

Certain Background Information Concerning Securities Covered by this Prospectus

        Breakdown of Shares.    The number of shares of Common Stock covered by this prospectus reflects the aggregate of the following:

  •
  1,500,004 shares of Common Stock sold to the June 2012 Purchasers;

  •
  800,000 shares of Common Stock held by entities affiliated with PBC GP III, LLC, which hold certain demand registration rights with respect to the shares of Common Stock held by them;

  •
  145,000 shares of Common Stock held by the Existing Senior Lender;

  •
  525,001 shares of Common Stock potentially issuable as adjustment shares under the securities purchase agreement we entered into with the June 2012 Purchasers;

  •
  12,290,474 shares of Common Stock underlying the Senior Notes, reflecting 135% of the maximum number of shares of Common Stock issuable upon conversion of the Senior Notes. To determine the maximum number of shares of Common Stock issuable upon the conversion of the Senior Notes, we added the total original principal amount of the Senior Notes to the total aggregate interest payments for the term of the Senior Notes (assuming for this purpose quarterly compounding of such interest);

  •
  5,327,546 shares of Common Stock underlying the Subordinated Note, reflecting 135% of the maximum number of shares of Common Stock issuable upon conversion of the Subordinated Note. To determine the maximum number of shares of Common Stock issuable upon the conversion of the Subordinated Note, we added the total original principal amount of the Subordinated Note to the total aggregate interest payments for the term of the Subordinated Note (assuming for this purpose quarterly compounding of such interest);

  •
  2,756,249 shares of Common Stock underlying the May 2012 Warrants, reflecting 135% of the number of shares of Common Stock currently issuable upon exercise of the May 2012 Warrants;

  •
  600,000 shares of Common Stock underlying the June 2012 Warrants; and

  •
  2,200,000 shares of Common Stock underlying the Call Option Agreements.

        Comparison to Public Float.    The following table sets forth the public float of the shares of Common Stock immediately prior to the consummation of the sale of the Senior Notes and May 2012 Warrants as compared against the aggregate number of shares of Common Stock covered by this prospectus.

Number of shares of Common Stock outstanding prior to the May 2012 Private Placement held by persons other than the selling shareholders, our affiliates and affiliates of the selling shareholders	Number of shares of Common Stock registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the Registration Statement
12,242,925	26,144,274(1)

(1)
25,344,274 of such shares are held by, or underlie securities held by, persons who are not our affiliates.

        Value of Shares Underlying Securities.    The following table sets forth the total value of the shares of Common Stock underlying the Senior Notes, the Subordinated Note, the May 2012 Warrants, June 2012 Warrants, and the Call Option Agreements.

Security	Number of Shares of Common Stock Underlying Security	Value of Underlying Shares
Senior Notes	12,290,474	$84,804,270.60	(1)
Subordinated Note	5,327,546	$43,632,602.00	(2)
May 2012 Warrants	2,756,249	$19,018,118.10	(3)
June 2012 Warrants	600,000	$4,140,000.00	(4)
Call Option Agreements	2,200,000	$15,180,000.00	(5)

Total	23,174,269	$166,774,990.70

(1)
Based on $6.90 per share, the closing sales price for shares of Common Stock on the NYSE on June 8, 2012. Although the Senior Notes were originally issued on May 7, 2012, the conversion price of the Senior Notes was reduced to $6.00 on June 8, 2012.

(2)
Based on $8.19 per share, the closing sales price for shares of Common Stock on the NYSE on May 7, 2012, the date that the Subordinated Note was issued.

(3)
Based on $6.90 per share, the closing sales price for shares of Common Stock on the NYSE on June 8, 2012. Although the May 2012 Warrants were originally issued on May 7, 2012, the exercise price of the May 2012 Warrants was reduced to $6.00 on June 8, 2012.

(4)
Based on $6.90 per share, the closing sales price for shares of Common Stock on the NYSE on June 8, 2012, the date that the June 2012 Warrants were issued.

(5)
Based on $6.90 per share, the closing sales price for shares of Common Stock on the NYSE on June 8, 2012, the date that the Call Option Agreements were entered into.

        Payments to Selling Shareholders.    The following table presents all payments made to any selling shareholder, any affiliate of any selling shareholder, and any person with whom any selling shareholder has a contractual relationship in connection with either the May 2012 Private Placement or the June 2012 Private Placement from the gross proceeds of the May 2012 Private Placement and the June 2012 Private Placement:

May 2012 Private Placement:
Gross proceeds	$35,000,000.00
Less payments to selling shareholders(1)	$22,684,378.00
Less payments to other person with whom any selling shareholder has a contractual relationship(2)	$675,315.00
Net amount	$11,640,307.00
June 2012 Private Placement:
Gross proceeds	$10,500,000.00
Less payments to other person with whom any selling shareholder has a contractual relationship(2)	$64,014.00
Net amount	$10,433,986.00

(1)
We paid to the Existing Senior Lender an aggregate of $22.7 million to pay down certain loans owing to the Existing Senior Lender and to repurchase all but 145,000 shares of Common Stock received by the Existing Senior Lender upon full exercise of a warrant to purchase shares of Common Stock previously issued to the Existing Senior Lender.

(2)
We agreed to pay certain legal fees incurred by certain of the selling shareholders in connection with such transaction in the amount reflected in the table across from this description.

        The following table presents, with reference to the applicable net amount reflected in the first table under "—Payments to Selling Shareholders", the total possible payments to be made to the holders of the Senior Notes and any of their affiliates in the first year following the sale of the Senior Notes assuming that the holders of the Senior Notes do not convert the Senior Notes (exclusive of certain contractually agreed-upon penalties in the event that we fail to discharge certain of our obligations under the Senior Notes in a timely manner):

Net amount	$11,640,307.00
Less first-year interest payments to selling shareholders	$3,568,124.00
Net amount less first-year payments	$8,072,183.00

        The following table presents, with reference to the applicable net amount reflected in the first table under "—Payments to Selling Shareholders", the total possible payments to be made to the holders of the Senior Notes and any of their affiliates in the first year following the sale of the Senior Notes assuming that the holders of the Senior Notes convert the Senior Notes in full during the first year following the sale of the Senior Notes (exclusive of certain contractually agreed upon penalties in the event that we fail to discharge certain of its obligations under the Senior Notes in a timely manner):

Net amount	$11,640,307.00
Less payment of make-whole amount upon conversion	$15,750,000.00
Net amount less payment of make-whole amount upon conversion	$(4,109,693.00)

        In addition, pursuant to the registration rights agreement entered into by us with the May 2012 Purchasers, if (i) the Registration Statement of which this prospectus is a part is not declared effective on or prior to August 5, 2012, (ii) after its effective date, such Registration Statement ceases to remain continuously effective and available to the holders of "Registrable Securities" (as defined in such registration rights agreement) prior to the expiration of a certain effectiveness period and subject to certain grace periods, or (iii) a registration statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and we fail to file with the SEC any required reports as a result of which any of the holders of Registrable Securities are unable to sell such Registrable Securities without restriction under Rule 144 promulgated under the Securities Act of 1933, then we must pay the holders of the Senior Notes, as a result of the occurrence of any of the foregoing events and for each month thereafter that such an event continues, an aggregate amount in cash as partial relief for damages equal to $700,000 (or 2% of the aggregate original principal amount of the Senior Notes).

        The following table presents, with reference to the original principal amount of the Subordinated Note, the total possible payments to be made to the Existing Senior Lender and any of its affiliates in the first year following the issuance of the Subordinated Note (exclusive of certain contractually agreed upon penalties in the event that we fail to discharge certain of our obligations under the Subordinated Note in a timely manner):

Original principal amount of Subordinated Note	$8,000,000.00	(1)
Less first-year interest payments to selling shareholders	$840,217.00
Net amount less first-year payments	$7,159,783.00

(1)
Such amount represents the original principal amount of the Subordinated Note issued to the Existing Senior Lender in connection with the debt exchange transaction contemplated by the Debt

  Exchange Agreement. We did not receive any cash proceeds in connection with such debt exchange transaction.

          In addition, pursuant to the registration rights agreement entered into by us with the Existing Senior Lender, if (i) the Registration Statement of which this prospectus is a part is not declared effective on or prior to August 5, 2012, (ii) after its effective date, such Registration Statement ceases to remain continuously effective and available to the holders of "Registrable Securities" (as defined in such registration rights agreement) prior to the expiration of a certain effectiveness period and subject to certain grace periods, or (iii) a registration statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and we fail to file with the SEC any required reports as a result of which any of the holders of Registrable Securities are unable to sell such Registrable Securities without restriction under Rule 144 promulgated under the Securities Act of 1933, then we must pay the Existing Senior Lender, as a result of the occurrence of any of the foregoing events and for each month thereafter that such an event continues, an aggregate amount in cash as partial relief for damages equal to $160,000 (or 2% of the aggregate original principal amount of the Subordinated Note).

          Discounts to Market Price of Common Stock Reflected in Overlying Securities.    The conversion price of the Senior Notes was on the date of their issuance set at a premium to the market price of our Common Stock; however, in connection with the June 2012 Offering, the conversion price of the Senior Notes was reduced to $6.00 per share. The table below provides information with respect to the market price of our Common Stock as compared to the conversion price of the Senior Notes as of May 7, 2012, the original issuance date of the Senior Notes, and as of June 8, 2012, the date that the conversion price of the Senior Notes was reduced to $6.00 per share.

Date	Closing Sale Price Per Share	Conversion Price Per Share	Total Possible Shares Underlying Notes(1)	Combined Market Price of Total Possible Shares Underlying Notes	Combined Conversion Price of Total Possible Shares Underlying Notes	Total Possible Discount to Market Price
May 7, 2012	$8.19	$9.72	5,619,787	$46,026,056.00	$54,624,330.00	N/A
June 8, 2012	$6.90	$6.00	9,104,055	$62,817,980.00	$54,624,330.00	$8,193,650.00

(1)
Reflects the current conversion price and the aggregate of the total principal amount under the Senior Notes and the total aggregate interest payments for the term of such Senior Notes (assuming for this purpose quarterly compounding of such interest).

        The table below provides information with respect to the market price of our Common Stock as compared to the conversion price of the Subordinated Note as of May 7, 2012, the original issuance date of the Subordinated Note.

Date	Closing Sale Price Per Share	Conversion Price Per Share (Principal)	Conversion Price Per Share (Interest)	Total Possible Shares Underlying Notes(1)	Combined Market Price of Total Possible Shares Underlying Notes	Combined Conversion Price of Total Possible Shares Underlying Notes	Total Possible Discount to Market Price
May 7, 2012	$8.19	$2.50	$5.50	3,946,330	$32,320,443.00	$12,104,816.00	$20,215,627.00

(1)
Reflects the current conversion prices of the Subordinated Note and the aggregate of the original principal amount under the Subordinated Note and the total aggregate interest payments for the term of such Subordinated Note (assuming for this purpose quarterly compounding of such interest).

        The exercise price of the May 2012 Warrants was on the date of their issuance set at a premium to the market price of our Common Stock; however, in connection with the June 2012 Offering, the exercise price of the May 2012 Warrants was reduced to $6.00 per share. The table below provides information with respect to the market price of our Common Stock as compared to the exercise price of the May 2012 Warrants as of May 7, 2012, the original issuance date for the May 2012 Warrants, and as of June 8, 2012, the date that the exercise price under the May 2012 Warrants was reduced to $6.00 per share.

Date	Closing Sale Price Per Share	Exercise Price Per Share	Total Possible Shares Underlying Warrants	Combined Market Price of Total Possible Shares Underlying Warrants	Combined Exercise Price of Total Possible Shares Underlying Warrants	Total Possible Discount to Market Price
May 7, 2012	$8.19	$9.72	1,260,288	$10,321,759.00	$12,250,000.00	N/A
June 8, 2012	$6.90	$6.00	2,041,666	$14,087,495.00	$12,250,000.00	$1,837,495.00

        The exercise price of the June 2012 Warrants is $8.05 per share, which represented a premium over the market price of our Common Stock on June 8, 2012, the date of issuance of the June 2012 Warrants. Therefore, there was no discount reflected in the original exercise price of the June 2012 Warrants.

        We are not a party to the Call Option Agreements entered into among certain of the selling shareholders. These agreements were privately negotiated by certain of the selling shareholders inter sese and relate to shares of Common Stock that were previously issued to certain of the selling shareholders.

        Other than shares of Common Stock, the Senior Notes, the Subordinated Note, the May 2012 Warrants, the June 2012 Warrants, and the Call Option Agreements, there are no other securities of our Company held by the selling shareholders.

        The following table presents the gross proceeds to us from the sale of the Senior Notes, all payments made to the selling shareholders and their related parties from such gross proceeds, and the total possible profit resulting from the conversion price and exercise price discounts reflected in the Senior Notes and the May 2012 Warrants based on the closing sale price of our Common Stock on June 8, 2012.

Gross proceeds	$35,000,000.00
Less payments to selling shareholders(1)	$22,684,378.00
Less payments to other person with whom any selling shareholder has a contractual relationship(2)	$675,315.00
Net amount	$11,640,307.00
Total possible profit resulting from conversion price and exercise price discounts regarding shares of Common Stock underlying the Senior Notes and the May 2012 Warrants	$10,031,145.00

(1)
We paid to the Existing Senior Lender an aggregate of $22.7 million to pay down certain loans owing to the Existing Senior Lender and to repurchase all but 145,000 shares of Common Stock received by the Existing Senior Lender upon full exercise of a warrant to purchase shares of Common Stock previously issued to the Existing Senior Lender.

(2)
We agreed to pay certain legal fees incurred by certain of the selling shareholders in connection with such transactions in the amount reflected in the table across from this description.

Plan of Distribution

        We are registering the shares of Common Stock previously issued to the selling shareholders, the shares of Common Stock issuable upon the conversion of the Senior Notes and the Subordinated Note and the exercise of the Warrants, and, the shares of Common Stock issued and issuable under the June 2012 Purchase Agreement, and the shares of Common Stock covered by the Call Option Agreements to permit the resale of these shares of Common Stock by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of these shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

        The selling shareholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  broker-dealers may agree with a selling shareholder to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling shareholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus. In addition, the selling shareholders may transfer the shares of Common Stock by other means not described in this prospectus. If the selling shareholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

        The selling shareholders may pledge or grant a security interest in some or all of the Senior Notes, the Subordinated Note, the Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

        Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling shareholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

        The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

        We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $166,362 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

        Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

Description of Common Stock and Other Securities

        This section summarizes specific terms and provisions of our Common Stock that may be resold by the selling shareholders upon conversion of the Senior Secured Notes or the Subordinated Note or upon exercise of the Warrants, or otherwise. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to of our amended and restated articles of incorporation and amended and restated bylaws, and certain provisions of the Florida Business Corporation Act, or the FBCA. Our amended and restated articles of incorporation have been filed with the SEC as Exhibit 3.1 to the Form S-1/A filed on September 20, 2011, and is incorporated by reference into this prospectus. Our amended and restated bylaws have been filed with the SEC as Exhibit 3.2 to the Form S-1/A filed on November 4, 2011, and are incorporated by reference into this prospectus. See "Where You Can Find More Information" and "Incorporation by Reference" included elsewhere this prospectus.

General

        Our authorized capital stock consists of 125,000,000 shares, each with a par value of $0.01 per share, of which:

  •
  100,000,000 shares are designated as Common Stock; and

  •
  25,000,000 shares are designated as preferred stock.

        As of July 17, 2012 we had outstanding 43,563,481 shares of our Common Stock, held of record by 56 shareholders. As of July 17, 2012, no shares of our preferred stock were outstanding.

        In addition, as of July 17, 2012, 6,161,872 shares of our Common Stock were issuable upon the exercise of outstanding options, 12,223,957 shares of our Common Stock were issuable upon the exercise of convertible notes, including estimated future interest, 4,136,640 shares of our Common Stock were issuable upon the exercise of outstanding warrants and outstanding exchange rights exercisable into 7,667 shares of our Common Stock. As of July 17, 2012, 5,457,358 additional shares of our Common Stock were available for future grants of stock options and restricted stock under our 2010 Stock Plan.

Common Stock

        Voting Rights.    The holders of shares of our Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and may not cumulate their votes for the election of directors. The holders of our Common Stock do not have preemptive rights to subscribe for additional shares of any class that may be issued by us, and no share of Common Stock is entitled in any manner to any preference over any other share of such stock.

        Dividends.    The holders of shares of our Common Stock are entitled to receive dividends when, as and if declared by our board of directors in its sole and absolute discretion out of funds legally available therefor. Upon our dissolution, the holders of Common Stock are entitled to share, pro rata, in our net assets after payment of or provision for all of our debts and liabilities, and after provision for any class of preferred stock or other senior security which may be issued by us. Each share of Common Stock is entitled to participate on a pro rata basis with each other share of such stock in dividends and other distributions declared on shares of any class of Common Stock.

Senior Notes

        For a description of the Senior Notes, see "Summary—Securities Being Offered; Recent Private Placement Transactions" included elsewhere in this prospectus and the description thereof set forth in our Current Report on Form 8-K filed with the SEC on May 8, 2012.

Warrants

        For a description of the Warrants, see "Summary—Securities Being Offered; Recent Private Placement Transactions" included elsewhere in this prospectus, the description of the May 2012 Warrants set forth in our Current Report on Form 8-K filed with the SEC on May 8, 2012, and the description of the June 2012 Warrants set forth in our Current Report on Form 8-K filed with the SEC on June 8, 2012.

Subordinated Note

        For a description of the Subordinated Note, see "Summary—Securities Being Offered; Recent Private Placement Transactions" included elsewhere in this prospectus and the description thereof set forth in our Current Report on Form 8-K filed with the SEC on May 8, 2012.

Registration Rights

        In addition to the registrations rights attaching to the Senior Notes, the Subordinated Note, the Warrants, and the currently issued shares of Common Stock included in this prospectus, we have granted certain of the holders of shares of our Common Stock, and of other securities or instruments issued by us that are exercisable, convertible or exchangeable into shares of our Common Stock, representing an aggregate of 19,080,535 shares of our issued or issuable Common Stock, registration rights that enable such holders to require us to file a registration statement registering their shares of our Common Stock for resale to the public. These registration rights include demand registration rights, Form S-3 registration rights, and piggyback registration rights. We are also responsible for paying all expenses incurred in connection with the registrations, including, without limitation, all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for us, and the reasonable fees and disbursements of one counsel for the holders (up to $25,000 in the case of a demand registration), but excluding underwriting discounts and commissions. We have agreed to indemnify each holder of such registration rights against certain liabilities under the Securities Act in connection with any registration of their registrable shares of our Common Stock.

        Demand Registration Rights.    Our shareholders with demand registration rights may, on not more than two occasions unless the registration uses a Form S-3, request that we register all or a portion of their shares of our Common Stock subject to such rights. If our Board of Directors determines that it would be materially detrimental to us and our shareholders for a registration statement to become effective or to remain effective, we may defer a demand registration for up to 120 days.

        Piggyback Registration Rights.    If, subject to certain exceptions, we propose to register any of our stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash, we are required to promptly give each shareholder with piggyback registration rights with respect thereto written notice of such registration. Upon the written request of a shareholder, we will, subject to certain limitations, cause to be registered under the Securities Act all shares of our Common Stock subject to such rights that such shareholder has requested to be registered. If an underwriter selected for an underwritten offering determines that the success of the offering requires a limitation on the number of shares to be underwritten, then each shareholder's shares in the offering, including the shares held by the shareholders with registration rights, will be reduced pro rata. For the sake of clarity, the offering of shares by the selling shareholders as described in this prospectus does not trigger the piggyback registration rights described in this paragraph.

Anti-Takeover Effects of our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Applicable Laws

        Our amended and restated articles of incorporation and our amended and restated bylaws contain certain provisions intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deterring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by the board of directors. A shareholder might consider an attempt to effect such a takeover or a change in control to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by our existing shareholders.

        These provisions include:

  Removal of Directors; Vacancies

        Our amended and restated bylaws provide that directors may be removed only for cause. In addition, our amended and restated bylaws provide that any vacancies on our board of directors, including as the result of newly created directorships, except as otherwise required by law, may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. The foregoing provisions will prevent shareholders from removing incumbent directors without cause and from filling vacancies on our board of directors with their own nominees.

  Advance Notification of Shareholder Proposals

        Our amended and restated bylaws provide that shareholders seeking to present proposals before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders must provide advance notice thereof in writing, and also will specify requirements as to the form, content and timing of such advance notice. Although our amended and restated bylaws do not give our board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at an annual meeting of shareholders, our amended and restated bylaws may have the effect of precluding the conduct of some business at an annual meeting of shareholders if the proper procedures are not followed.

  Special Meetings of Shareholders

        Our amended and restated bylaws provide that, except as otherwise required by law, special meetings of our shareholders can only be called by the chairman of our board of directors, our board of directors or one or more shareholders holding shares of our Common Stock representing at least 50% of the combined voting power of our outstanding Common Stock. Except as provided above, shareholders will not be permitted to call a special meeting or to require our board of directors to call a special meeting.

  Undesignated Preferred Stock

        Our amended and restated articles of incorporation as currently in effect confer on our board of directors the power to authorize undesignated or "blank check" preferred stock, which will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions of our charter documents may have the effect of deterring hostile takeovers or delaying or preventing changes in the control or the management of our company.

  Anti-takeover Effects of Florida Law

        We are subject to anti-takeover provisions that apply to public corporations organized under Florida law unless the corporation has elected to opt out of those provisions in its articles of incorporation or its bylaws. We have not elected to opt out of these provisions.

        Control-Share Acquisitions.    The FBCA contains a control-share acquisition statute which denies voting rights to "control shares" of an "issuing public corporation," as defined in the statute, unless the acquisition (1) is approved by the corporation's board of directors before the acquisition or (2) is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

        Control shares are shares that (but for the operation of the statute) would raise the holder's voting power to or above the following threshold levels:

  •
  one-fifth or more but less than one-third of all voting power;

  •
  one-third or more but less than a majority of all voting power; or

  •
  a majority or more of all voting power.

        Voting rights may be restored only if the holder files an acquiring person statement and requests a shareholder meeting to vote on whether the holder's control shares should be accorded voting rights. Voting rights are restored only to the extent approved by the disinterested shareholders.

        An issuing public corporation means a corporation that has:

  •
  one hundred or more shareholders of record;

  •
  its principal place of business, its principal office, or substantial assets within Florida; and

  •
  either (i) more than 10% of its shareholders resident in Florida, (ii) more than 10% of its shares owned by residents of Florida, or (iii) one thousand shareholders resident in Florida.

        Affiliated Transactions.    The FBCA provides that an "affiliated transaction" of a Florida corporation with an "interested shareholder," as those terms are defined in the statute and discussed more fully below, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The FBCA defines an "interested shareholder" as any person who is the beneficial owner of 10% or more of the outstanding voting shares of the corporation. The affiliated transactions covered by the FBCA include, with specified exceptions:

  •
  mergers and consolidations to which the corporation and the interested shareholder are parties;

  •
  sales or other dispositions of assets to the interested shareholder representing 5% or more of the aggregate fair market value of the corporation's assets, outstanding shares, earning power or net income to the interested shareholder;

  •
  issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder;

  •
  the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder;

  •
  any reclassification of the corporation's securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; or

  •
  the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

        The foregoing transactions generally also include transactions involving any affiliate or associate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

        The two-thirds shareholder approval requirement does not apply if, among other things, subject to specified qualifications:

  •
  the transaction has been approved by a majority of the corporation's disinterested directors;

  •
  the interested shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the transaction;

  •
  the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares; or

  •
  specified fair price and procedural requirements are satisfied.

Limitation of Liability and Indemnification Matters

        The FBCA authorizes corporations incorporated in Florida to indemnify any person who was or is a party to any proceeding other than an action by, or in the right of, the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation. The indemnity also applies to any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity. The indemnification applies against liability incurred in connection with such a proceeding, including any appeal, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. To be eligible for indemnity with respect to any criminal action or proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful.

        In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnification.

        The indemnification provisions of the FBCA require indemnification if a director, officer, employee or agent has been successful in defending any action, suit or proceeding to which he or she was a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The indemnity covers expenses actually and reasonably incurred in defending the action.

        The indemnification authorized under the FBCA is not exclusive and is in addition to any other rights granted to officers, directors and employees under the articles of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation.

        Our amended and restated bylaws provide for the indemnification of our directors, officers, employees and agents and for the advancement of expenses incurred in connection with the defense of any proceeding that the director, officer, employee or agent was a party to by reason of the fact that he or she is or was a director, officer, employee or agent of our corporation, or at our request, a director, officer, employee or agent of another corporation. Our amended and restated bylaws also provide that we may purchase and maintain insurance on behalf of any such director, officer, employee or agent against liability asserted against the director, officer, employee or agent in such capacity.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

        Under the FBCA, a director is not personally liable for monetary damages to us or to any other person for acts or omissions in his or her capacity as a director except in certain limited circumstances. Those circumstances include violations of criminal law (unless the director had reasonable cause to believe that such conduct was lawful or had no reasonable cause to believe such conduct was unlawful), transactions in which the director derived an improper personal benefit, transactions involving unlawful distributions, and conscious disregard for the best interest of the corporation or willful misconduct (only if the proceeding is by or in the right of the corporation). As a result, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available.

Transfer Agent and Registrar

        The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company.

Listing

        Our Common Stock is listed on the NYSE under the symbol "DDMG".

 Legal Matters

        Legal matters regarding the validity of the shares of our Common Stock offered by this prospectus have been passed upon on our behalf by Eavenson & Kairalla, P.L.

Experts

        The consolidated financial statements as of December 31, 2011 and 2010, and for each of the years in the three-year period January 7, 2009 (the inception date) through December 31, 2011, are incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by SingerLewak LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

        This prospectus is being delivered to you in accordance with the U.S. securities laws. We have filed a registration statement with the SEC to register the Common Stock that the selling shareholders are offering to you. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information that is included in the registration statement.

        You may obtain a copy of the registration statement, or a copy of any other filing we have made with the SEC, directly from the SEC. You may either:

  •
  read and copy any materials we have filed with the SEC at the SEC's Public Reference Room maintained at 450 Fifth Street, N.W., Washington, D.C. 20549; or

  •
  visit the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.

        You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

26,144,274 Shares

Common Stock

PROSPECTUS

                    , 2012

Part II

Information Not Required in Prospectus

Item 13.    Other Expenses of Issuance and Distribution(1)

        The following is a list of the estimated expenses to be incurred by us in connection with the registration of the shares of Common Stock registered hereunder:

Securities and Exchange Commission registration fee	$21,362
Printing expenses	$30,000
Legal fees and expenses	$55,000
Accountants' fees and expenses	$60,000
Miscellaneous	$0
Total	$166,362

(1)
Estimated except for Securities and Exchange Commission registration fee.

Item 14.    Indemnification of Directors and Officers

        The Registrant's officers and directors are and will be indemnified under Florida law, their employment agreements and our amended and restated articles of incorporation and amended and restated bylaws.

        The Florida Business Corporation Act, under which the Registrant is organized, permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

        The Registrant's amended and restated bylaws provide that the Registrant shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Business Corporation Act.

        The Registrant maintains insurance policies insuring each of its directors and officers against certain civil liabilities.

Item 15.    Recent Sales of Unregistered Securities

        The following sets forth information regarding securities sold or issued by the Registrant without registration under the Act since January 7, 2009, the date that the Registrant was formed:

  Sale and issuance of Common Stock

        On January 7, 2009, the Registrant issued 12,226,107 shares of its Common Stock to its founders, for aggregate consideration of $300.

        From August 2010 through December 2011, the Registrant sold 176,775 shares of its Common Stock to accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Act) at a purchase price of $6.00 per share, for total proceeds of $1.1 million. During the same period, the Registrant exchanged 109,329 shares of its Common Stock for 109,329 shares of Digital Domain Common Stock.

        In November 2010, the Registrant issued 423,287 shares of its Common Stock in connection with the acquisition of assets from In-Three, Inc.

        In December 2010, the Registrant issued 100,000 shares of its Common Stock to a former director of its subsidiary, Digital Domain, in exchange for 83,333 shares of Digital Domain common stock held by that individual.

        During the first quarter of 2011, the Registrant sold 2,025,001 shares of its Common Stock to accredited investors satisfying the definition of "qualified institutional buyers" (as defined in Rule 144A promulgated under the Act) at a purchase price of $9.63 per share, for total proceeds of $19.5 million. For each two shares purchased, these investors also received a warrant to purchase one share of the Registrant's Common Stock, or an aggregate of 1,012,502 warrants, with an exercise price of $9.63 per share.

        In July 2011, three of the Registrant's founders, and an entity affiliated with one such founder, transferred an aggregate of 3,100,000 shares of Digital Domain common stock to the Registrant in exchange for the issuance to such persons of an aggregate of 1,931,465 shares of the Registrant's Common Stock, at an exchange ratio of 0.6231 shares of the Registrant's Common Stock for each share of Digital Domain common stock so transferred.

        In August 2011, the convertible promissory note held by a private equity firm met the mandatory conversion provision contained in the Registrant's credit agreement with such private equity firm and was converted into 726,594 shares of the Registrant's Common Stock.

        In September 2011, a holder of Digital Domain common stock transferred 1,500,001 shares of Digital Domain common stock to the Registrant in exchange for the issuance of 934,580 shares of the Registrant's Common Stock, at an exchange ratio of 0.6231 shares of the Registrant's Common Stock for each share of Digital Domain common stock so transferred.

        In November 2011, in connection with the consummation of the Registrant's initial public offering, pursuant to the terms of various loan and warrant agreements with various entities affiliated with PBC GP III, LLC, a private equity firm, the convertible debt and warrants held by such entities were automatically converted into 15,103,083 shares of the Registrant's Common Stock.

        During the first quarter of 2012, the Registrant issued an aggregate of 1,038,375 shares of its Common Stock in exchange for an aggregate of 1,250,000 shares of common stock of Digital Domain Institute, Inc., a subsidiary of the Registrant, pursuant to exchange rights previously granted to the minority shareholders of Digital Domain Institute, Inc. under share exchange option agreements entered into among us, Digital Domain Institute, Inc., and each of such shareholders.

        In April 2012, the Registrant issued an aggregate of 1,038,375 shares of its Common Stock in exchange for an aggregate of 1,250,000 shares of common stock of Digital Domain Institute, Inc., a subsidiary of the Registrant, pursuant to exchange rights previously granted to the minority shareholders of Digital Domain Institute, Inc. under share exchange option agreements entered into among us, Digital Domain Institute, Inc., and each of such shareholders.

        In May 2012, the Registrant issued 623,025 shares of its Common Stock in exchange for an aggregate of 750,000 shares of common stock of Digital Domain Institute, Inc., pursuant to exchange rights previously granted to a minority shareholder of Digital Domain Institute, Inc. under a share exchange option agreement entered into among us, Digital Domain Institute, Inc., and such shareholder.

        In May 2012, in connection with the transactions described in the prospectus included in this registration statement, the Registrant's then senior secured lender exercised a warrant to purchase 435,331 shares of the Registrant's Common Stock previously issued to such lender and the Registrant repurchased all but 145,000 shares of the Registrant's Common Stock issued to such lender in connection with such exercise.

        In May 2012, the Registrant issued 223,167 shares of the Registrant's Common Stock in connection with the cashless exercise of warrants previously issued to a placement agent who received such warrants as partial compensation for services provided in connection with private placements of shares of the Registrant's Common Stock in 2011.

        In June 2012, the Registrant sold 1,500,004 shares of its Common Stock, at a purchase price of $7.00 per share, to certain institutional investors, for total gross proceeds of $10.5 million. In connection with such sale, these investors also received warrants to purchase an aggregate of 600,000 shares of the Registrant's Common Stock, as an exercise price of $8.05 per share.

        Each of the above-described transactions was exempt from the registration requirements of the Act pursuant to Section 4(2) thereof or Regulation D or Rule 701 promulgated thereunder, as transactions not involving a public offering or involving the issuance of securities in certain compensatory circumstances. With respect to each transaction listed above, no general solicitation was made by either the Registrant or any person acting on its behalf; the securities sold are subject to transfer restrictions; and the certificates representing the securities contain an appropriate legend stating that such securities have not been registered under the Act and may not be offered or sold other than pursuant to an effective registration statement under the Act or an applicable exemption from the registration requirements thereof.

  Sale and issuance of Common Stock equivalents

        In September and October 2009, the Registrant entered into a $14.0 million secured promissory note agreement with a commercial lender. In connection with this loan, the Registrant granted the commercial lender an option to purchase 2,157,549 shares of the Registrant's Common Stock with an exercise price of $10.00. Such option was increased by 375,000 shares on December 30, 2010. The Registrant purchased and extinguished this option in July 2011.

        In February 2010, the Registrant issued, to two third-party potential lenders and business partners, warrants to purchase an aggregate of 283,012 shares of its Common Stock, with an exercise price of $10.00 each.

        In September 2010, the Registrant granted its Chief Executive Officer a warrant to purchase 839,105 shares of its Common Stock pursuant to its 2010 Stock Plan, in exchange for guaranteeing the Registrant's payment obligations under certain notes payable. During 2011, this individual exercised 839,105 warrants at an exercise price of $0.01 per share.

        In September and November 2010, the Registrant borrowed in a series of transactions, an aggregate of $15.7 million from private equity investors in the form of a secured promissory note, convertible into an aggregate of 5,609,547 shares of the Registrant's Common Stock. In addition, the private equity investors were granted warrants to purchase shares of the Registrants Series A Preferred Stock that were convertible into an aggregate of 7,713,006 shares of the Registrant's Common Stock. These warrants have an exercise price of $0.01 per share.

        In December 2010, and April 2011, the Registrant borrowed $4.2 million from a private equity investor in the form of a junior secured promissory note, which was converted in its entirety into 726,594 shares of the Registrant's Common Stock. In addition, the private equity investor was granted warrants to purchase 1,231,667 shares of the Registrant's Common Stock. These warrants have an exercise price of $0.01 per share.

        In February and March 2011, the Registrant issued options to purchase 202,500 shares of its Common Stock at an exercise price of $8.03 per share, to a placement agent in connection with a private placement of shares of the Registrant's Common Stock.

        In June 2011, Digital Domain sold 1,500,001 shares of its common stock to a single accredited investor, for an aggregate purchase price of $2,500,000. In connection with this transaction, the Registrant granted an exchange right to the investor, for no additional consideration, pursuant to which the investor has the right to exchange each such share of stock purchased for 0.6231 shares of the Registrant's Common Stock.

        In July 2011, the Registrant issued a convertible promissory note, in the initial principal amount of $8.0 million, contained a conversion feature pursuant to which all amounts owing under this note would had been convertible into 2,960,549 shares of the Registrant's Common Stock as of May 7, 2012. The lender was also issued warrants to purchase up to 2% of the shares of the Registrant's Common Stock outstanding (on an as-converted, fully-diluted basis), for an aggregate exercise price of $10.00. The warrants ultimately vested at 1%, and were exchangeable for 435,331 shares of the Registrant's Common Stock as of May 7, 2012. In addition, in consideration of its services in arranging this debt financing, the Registrant issued to an affiliate of a private equity firm that provided debt financing to the Registrant warrants to purchase an aggregate of 418,863 shares of its Common Stock, at an exercise price of $0.01 per share. In May 2012, as discussed below, such senior secured convertible note was exchanged for a subordinated note in the aggregate amount of $8.0 million. The warrants for 435,331 shares of the Registrants Common Stock were exercised, with all of but 145,000 shares being repurchased by the Company for $2.5 million.

        In August 2011, Digital Domain Institute, Inc. sold an aggregate of 3,250,000 shares of its common stock to five accredited investors, for an aggregate purchase price of $26,000,000. In connection with this transaction, the Registrant granted an exchange right to each of these investors, for no additional consideration, pursuant to which the investors have the right to exchange each such share of stock purchased, from and after the date that is the earlier of (i) the 120th day after the date of such purchase, and (ii) the consummation by the Registrant of an initial public offering of its Common Stock, for 0.8307 shares of the Registrant's Common Stock. Also in connection with this transaction, the Registrant issued warrants to two placement agents to purchase an aggregate of 269,978 shares of the Registrant's Common Stock; 202,483 of the underlying shares are subject to an exercise price of $8.03 per share, with the balance of 67,495 such shares subject to an exercise price of $9.63 per share.

        In September 2011, the Registrant issued warrants to purchase 934,363 shares of the Registrant's Common Stock at an exercise price of $6.42 per share, to a placement agent in connection with certain private placements of shares of the Registrant's Common Stock and the common stock of Digital Domain Institute, Inc.

        In November 2011, the Registrant issued warrants to certain of its existing private equity investors that are exercisable into an aggregate of 130,000 shares of the Registrant's Common Stock at an exercise price of $0.01 per share, in connection with certain amendments to loan agreements between the Registrant and such private equity investors or their affiliates.

        In November 2011, the Registrant issued warrants to a broker-dealer that are exercisable into an aggregate of 200,000 shares of the Registrant's Common Stock at an exercise price of $10.20 per share, in connection with consulting services provided in connection with the Registrant's initial public offering.

        In March 2012, the Registrant borrowed $3.0 million from a customer in the form of a convertible promissory note, which can be converted at the election of the note holder at any time before July 18, 2012 into 541,489 shares of the Registrant's Common Stock (as of July 13, 2012).

        In May 2012, the Registrant issued senior secured convertible notes in the aggregate original principal amount of $35.0 million and warrants to purchase up to 2,041,666 shares of the Registrant's Common Stock (as of July 13, 2012), at an exercise price of $6.00 per share (as of July 13, 2012), to certain institutional investors. As of July 13, 2012, the senior secured convertible notes and all estimated future interest were convertible into 7,282,057 shares of the Registrant's Common Stock.

        In May 2012, the Registrant issued a subordinated note in the aggregate original principal amount of $8.0 million to the Registrant's then senior secured lender in connection with a debt exchange transaction, effectively reducing the aggregate outstanding principal balance owing by the Registrant to such then senior secured lender. The initial conversion price under the subordinated note is (i) $2.50 per share for payment of any portion of the original principal amount and (ii) $5.50 per share for payment of any other amounts owing thereunder, subject to adjustment as provided in the subordinated note. As of July 13, 2012, the subordinated note is convertible into 3,200,000 shares of the Registrant's Common Stock convertible at $2.50 per share, and 14,141 shares of the Registrant's Common Stock at $5.50 per share.

        Since January 7, 2009, the Registrant has issued to certain employees and consultants options to purchase an aggregate of 6,203,537 shares of its Common Stock at a weighted average exercise price of $5.79 as of June 12, 2012.

        Each of the above-described transactions was exempt from the registration requirements of the Act pursuant to Section 4(2) thereof or Regulation D or Rule 701 promulgated thereunder, as transactions not involving a public offering or involving the issuance of securities in certain compensatory circumstances. With respect to each transaction listed above, no general solicitation was made by either the Registrant or any person acting on its behalf; the securities sold are subject to transfer restrictions; and the certificates representing the securities contain an appropriate legend stating that such securities have not been registered under the Act and may not be offered or sold other than pursuant to an effective registration statement under the Act or an applicable exemption from the registration requirements thereof.

Item 16.    Exhibits

  (a)
  Exhibits.

        The following exhibits are filed as part of this Registration Statement on Form S-1:

			Incorporated by Reference
Exhibit No.		Exhibit Description	Form	File No.	Exhibit No.	Filing Date
3.1		Amended and Restated Articles of Incorporation of the Registrant	S-1	333-174248	3.1	September 20, 2011

3.2		Form of Amended and Restated Bylaws of the Registrant	S-1	333-174248	3.2	November 4, 2011

4.1		Form of Certificate of the Registrant's Common Stock	S-1	333-174248	4.1	November 10, 2011

5.1	†	Opinion of Eavenson & Kairalla, P.L.

10.1	*	2006 General Common Stock Equity Plan of Digital Domain	S-1	333-174248	10.1	July 1, 2011

10.2	*	2010 Stock Plan of the Registrant	S-1	333-174248	10.2	July 1, 2011

10.3		Form of Indemnification Agreement for directors and officers	S-1	333-174248	10.3	November 4, 2011

10.4		Grant Fund Agreement, dated as of June 30, 2009, between the State of Florida, Executive Office of the Governor's Office of Tourism, Trade and Economic Development and the Registrant	S-1	333-174248	10.4	July 1, 2011

10.5		Trust Agreement, dated as of September 16, 2009, among the Registrant, the State of Florida, Office of Tourism, Trade and Economic Development, and the State Board of Administration of Florida, as Trustee	S-1	333-174248	10.5	July 1, 2011

10.6		Grant Agreement, dated as of November 25, 2009, between the City of Port St. Lucie and the Registrant	S-1	333-174248	10.6	July 20, 2011

10.7		First Amendment to Grant Agreement, dated as of February 22, 2010, between the City of Port St. Lucie and the Registrant	S-1	333-174248	10.7	July 20, 2011

10.8		Amended and Restated Capital Lease Agreement, dated as of April 8, 2010, between the City of Port St. Lucie and the Registrant	S-1	333-174248	10.8	July 1, 2011

10.9		Development Agreement, dated as of November 1, 2010, between West Palm Beach Community Redevelopment Agency and the Registrant	S-1	333-174248	10.9	July 1, 2011

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date
10.10	Grant Agreement, dated as of November 1, 2010, between West Palm Beach Community Redevelopment Agency and the Registrant	S-1	333-174248	10.10	July 1, 2011

10.11	Village Center Lease Agreement, dated as of December 10, 2009, between Tradition Village Center, LLC and the Registrant	S-1	333-174248	10.11	July 1, 2011

10.12	Lease Agreement, dated as of June 10, 2010, between District Board of Trustees of Indian River State College and the Registrant	S-1	333-174248	10.12	July 1, 2011

10.13	Lease Agreement, dated as of November 23, 2010, between Liberty Healthcare Group, Inc. and the Registrant	S-1	333-174248	10.13	July 1, 2011

10.14	Second License and Service Provisions Addendum, dated December 15, 2008, between CRG West 900 Alameda L.L.C and Digital Domain Productions, Inc.	S-1	333-174248	10.14	July 1, 2011

10.15	Commercial Lease, dated as of July 12, 1993, between The Richlar Partnership and Digital Domain Productions, Inc.	S-1	333-174248	10.15	July 1, 2011

10.16	Sublease, dated as of December 31, 2010, by and between Google, Inc. and Digital Domain Productions, Inc.	S-1	333-174248	10.16	July 1, 2011

10.17	Sublease, dated as of December 19, 2009, between Rainmaker Entertainment, Inc. and Digital Domain Productions (Vancouver), Ltd.	S-1	333-174248	10.17	July 1, 2011

10.18	Lease Assignment and Assumption, dated as of October 1, 2010, between Gribble Entertainment, Inc. and Digital Domain Productions, Inc.	S-1	333-174248	10.18	July 1, 2011

10.19	Affiliation Agreement, dated April 15, 2011, between The Florida State University Board of Trustees and the Registrant	S-1	333-174248	10.29	July 1, 2011

10.20	Consulting Agreement, dated as of June 1, 2010, between Digital Domain and the Registrant	S-1	333-174248	10.30	July 1, 2011

10.21	Trademark License Agreement, dated of as June 1, 2010, between Digital Domain Productions, Inc. and the Registrant	S-1	333-174248	10.31	July 1, 2011

			Incorporated by Reference
Exhibit No.		Exhibit Description	Form	File No.	Exhibit No.	Filing Date
10.22		Promissory Note, dated as of November 24, 2010, between Digital Domain, as Borrower, and the Registrant, as Lender	S-1	333-174248	10.32	July 1, 2011

10.23		Agreement for Purchase and Sale, dated April 23, 2010, between Tradition Outlet, LLC and DDH Land Holdings, LLC	S-1	333-174248	10.33	July 1, 2011

10.24		Asset Purchase Agreement, dated November 22, 2010, among DD3D, Inc., the Registrant, In-Three, Inc., and certain selling shareholders of In-Three, Inc.	S-1	333-174248	10.34	July 1, 2011

10.25		Form of Stock Purchase Agreement between the Registrant and certain private investors used in 2011 private placement	S-1	333-174248	10.35	July 1, 2011

10.26		Form of Warrant issued by the Registrant to certain private investors in connection with the 2011 private placement	S-1	333-174248	10.36	July 1, 2011

10.27	*	Employment Agreement, dated July 27, 2009, between the Registrant and John C. Textor	S-1	333-174248	10.38	July 1, 2011

10.28		Amended and Restated Investor's Rights Agreement, dated as of November 24, 2010, among the Registrant, PBC Digital Holdings, LLC and PBC MGPEF DDH, LLC	S-1	333-174248	10.39	July 1, 2011

10.29	*	Employment Agreement, dated as of July 29, 2010, between the Registrant and Edwin C. Lunsford, III	S-1	333-174248	10.47	July 20, 2011

10.30	#	Joint Marketing and Production VFX Services Agreement, dated as of July 8, 2011, between RelianceMediaWorks Limited and Digital Domain Productions, Inc.	S-1	333-174248	10.48	September 20, 2011

10.31	*	First Amendment to Employment Agreement, dated as of July 13, 2011, between the Registrant and John. C. Textor	S-1	333-174248	10.49	July 20, 2011

10.32	*	First Amendment to Employment Agreement, dated as of July 13, 2011, between the Registrant and Edwin C. Lunsford, III	S-1	333-174248	10.51	July 20, 2011

			Incorporated by Reference
Exhibit No.		Exhibit Description	Form	File No.	Exhibit No.	Filing Date
10.33		License and Service Agreement, dated October 15, 2007, between TCG/EURIS ALAMEDA, L.P. and Digital Domain Productions, Inc.	S-1	333-174248	10.52	July 20, 2011

10.34		License and Service Provisions Addendum, dated October 15, 2007, between TCG/EURIS ALAMEDA, L.P. and Digital Domain Productions, Inc.	S-1	333-174248	10.53	July 20, 2011

10.35		Office Lease, dated as of August 2, 2011, between CA-Larkspur Landing Office Park Limited Partnership and Digital Domain Productions, Inc.	S-1	333-174248	10.54	August 12, 2011

10.36		Form of Stock Purchase Agreement between Digital Domain Institute, Inc. and certain investors used in the 2011 Digital Domain Institute, Inc. private placement	S-1	333-174248	10.55	August 12, 2011

10.37		Form of Share Exchange Option Agreement among the Registrant, Digital Domain Institute, Inc. and certain investors used in the 2011 Digital Domain Institute, Inc. private placement	S-1	333-174248	10.56	August 12, 2011

10.38	*	Employment Agreement, dated as of September 30, 2011, between Digital Domain and Jody Madden	S-1	333-174248	10.58	November 4, 2011

10.39	*	Employment Agreement, dated as of October 3, 2011, between the Registrant and Darin Grant	S-1	333-174248	10.59	November 4, 2011

10.40	*	First Amendment to Employment Agreement, dated as of October 14, 2011, among the Registrant, Digital Domain and Jody Madden	S-1	333-174248	10.60	November 4, 2011

10.41	*	Employment Agreement, dated as December 30, 2011, between the Registrant and John M. Nichols	8-K	001-35325	10.1	December 30, 2011

10.42		Amended and Restated Formation and Joint Venture Agreement, dated as of March 30, 2012, between Beijing Galloping Horse Film Co., Ltd. and the Registrant	10-Q	001-35325	10.1	May 15, 2012

10.43		Securities Purchase Agreement, dated May 6, 2012, among the Registrant and the purchasers identified therein	8-K	001-35325	10.1	May 8, 2012

10.44		Form of Senior Secured Convertible Note	8-K	001-35325	10.2	May 8, 2012
10.45		Form of Warrant to Purchase Common Stock	8-K	001-35325	10.3	May 8, 2012

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date
10.46	Security and Pledge Agreement, dated May 7, 2012, among the Registrant, certain subsidiaries of the Registrant, and Hudson Bay Master Fund Ltd., as collateral agent	8-K	001-35325	10.4	May 8, 2012

10.47	Canadian Security and Pledge Agreement, dated May 7, 2012, among the Registrant, Digital Domain Productions (Vancouver) Ltd., and Hudson Bay Master Fund Ltd., as collateral agent	8-K	001-35325	10.5	May 8, 2012

10.48	Guaranty, dated May 7, 2012, among the Registrant, certain subsidiaries of the Registrant, and Hudson Bay Master Fund Ltd., as collateral agent	8-K	001-35325	10.6	May 8, 2012

10.49	Registration Rights Agreement, dated May 7, 2012, among the Registrant and the purchasers identified therein	8-K	001-35325	10.7	May 8, 2012

10.50	Form of Voting Agreement	8-K	001-35325	10.8	May 8, 2012

10.51	Omnibus Consent and Agreement re Restructuring, dated May 6, 2012, between the Registrant and Comvest Capital II, L.P.	8-K	001-35325	10.9	May 8, 2012

10.52	Debt Exchange Agreement, dated May 6, 2012, between the Registrant and Comvest Capital II, L.P.	8-K	001-35325	10.10	May 8, 2012

10.53	Form of Subordinated Note	8-K	001-35325	10.11	May 8, 2012

10.54	Security and Pledge Agreement, dated May 7, 2012, among the Registrant, certain subsidiaries of the Registrant, and Comvest Capital II, L.P.	8-K	001-35325	10.12	May 8, 2012

10.55	Canadian Security and Pledge Agreement, dated May 7, 2012, among the Registrant, Digital Domain Productions (Vancouver) Ltd., and Comvest Capital II, L.P.	8-K	001-35325	10.13	May 8, 2012

10.56	Guaranty, dated May 7, 2012, among the Registrant, certain subsidiaries of the Registrant, and Comvest Capital II, L.P.	8-K	001-35325	10.14	May 8, 2012

10.57	Subordination and Intercreditor Agreement, dated May 7, 2012, among the Registrant, Comvest Capital II, L.P., and Hudson Bay Master Fund Ltd.	8-K	001-35325	10.15	May 8, 2012

10.58	Registration Rights Agreement, dated May 7, 2012, between the Registrant and Comvest Capital II, L.P.	8-K	001-35325	10.16	May 8, 2012

			Incorporated by Reference
Exhibit No.		Exhibit Description	Form	File No.	Exhibit No.	Filing Date
10.59		Securities Purchase Agreement, dated June 7, 2012, among the Registrant and the Buyers set forth therein	8-K	001-35325	10.1	June 8, 2012

10.60		Form of Warrant to Purchase Common Stock	8-K	001-35325	10.2	June 8, 2012

10.61		Registration Rights Agreement, dated June 7, 2012, among the Registrant and the Buyers set forth therein	8-K	001-35325	10.3	June 8, 2012

10.62	†	Co-Operation Agreement, dated May 17, 2012, among the Registrant, Digital Domain Media Group (Middle East) FZ-LLC, and twofour54 FZ-LLC

21.1	†	List of Subsidiaries of the Registrant

23.1		Consent of SingerLewak LLP, independent registered public accounting firm

23.2	†	Consent of Eavenson & Kairalla, P.L. (included in Exhibit 5.1)

24.1	†	Power of Attorney

*
Indicates a management contract or compensatory plan.

#
Portions have been granted confidential treatment by the SEC.

†
Filed previously.
  (b)
  Financial Statement Schedules.

        Not applicable.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes that:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port St. Lucie, State of Florida, on July 20, 2012.

Digital Domain Media Group, Inc.
By:	/s/ JOHN C. TEXTOR
	Name:	John C. Textor
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JOHN C. TEXTOR John C. Textor	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	July 20, 2012
* John M. Nichols	Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2012
* Jonathan F. Teaford	Director	July 20, 2012
* Kevin C. Ambler	Director	July 20, 2012
* Keith L. Cummings	Director	July 20, 2012
* John Kluge, Jr.	Director	July 20, 2012
* Jeffrey W. Lunsford	Director	July 20, 2012

Signature	Title	Date

* Kaleil Isaza Tuzman	Director	July 20, 2012

*By:	/s/ JOHN C. TEXTOR John C. Textor Attorney-in-Fact

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit No.		Exhibit Description	Form	File No.	Exhibit No.	Filing Date
3.1		Amended and Restated Articles of Incorporation of the Registrant	S-1	333-174248	3.1	September 20, 2011

3.2		Form of Amended and Restated Bylaws of the Registrant	S-1	333-174248	3.2	November 4, 2011

4.1		Form of Certificate of the Registrant's Common Stock	S-1	333-174248	4.1	November 10, 2011

5.1	†	Opinion of Eavenson & Kairalla, P.L.

10.1	*	2006 General Common Stock Equity Plan of Digital Domain	S-1	333-174248	10.1	July 1, 2011

10.2	*	2010 Stock Plan of the Registrant	S-1	333-174248	10.2	July 1, 2011

10.3		Form of Indemnification Agreement for directors and officers	S-1	333-174248	10.3	November 4, 2011

10.4		Grant Fund Agreement, dated as of June 30, 2009, between the State of Florida, Executive Office of the Governor's Office of Tourism, Trade and Economic Development and the Registrant	S-1	333-174248	10.4	July 1, 2011

10.5		Trust Agreement, dated as of September 16, 2009, among the Registrant, the State of Florida, Office of Tourism, Trade and Economic Development, and the State Board of Administration of Florida, as Trustee	S-1	333-174248	10.5	July 1, 2011

10.6		Grant Agreement, dated as of November 25, 2009, between the City of Port St. Lucie and the Registrant	S-1	333-174248	10.6	July 20, 2011

10.7		First Amendment to Grant Agreement, dated as of February 22, 2010, between the City of Port St. Lucie and the Registrant	S-1	333-174248	10.7	July 20, 2011

10.8		Amended and Restated Capital Lease Agreement, dated as of April 8, 2010, between the City of Port St. Lucie and the Registrant	S-1	333-174248	10.8	July 1, 2011

10.9		Development Agreement, dated as of November 1, 2010, between West Palm Beach Community Redevelopment Agency and the Registrant	S-1	333-174248	10.9	July 1, 2011

10.10		Grant Agreement, dated as of November 1, 2010, between West Palm Beach Community Redevelopment Agency and the Registrant	S-1	333-174248	10.10	July 1, 2011

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date
10.11	Village Center Lease Agreement, dated as of December 10, 2009, between Tradition Village Center, LLC and the Registrant	S-1	333-174248	10.11	July 1, 2011

10.12	Lease Agreement, dated as of June 10, 2010, between District Board of Trustees of Indian River State College and the Registrant	S-1	333-174248	10.12	July 1, 2011

10.13	Lease Agreement, dated as of November 23, 2010, between Liberty Healthcare Group, Inc. and the Registrant	S-1	333-174248	10.13	July 1, 2011

10.14	Second License and Service Provisions Addendum, dated December 15, 2008, between CRG West 900 Alameda L.L.C and Digital Domain Productions, Inc.	S-1	333-174248	10.14	July 1, 2011

10.15	Commercial Lease, dated as of July 12, 1993, between The Richlar Partnership and Digital Domain Productions, Inc.	S-1	333-174248	10.15	July 1, 2011

10.16	Sublease, dated as of December 31, 2010, by and between Google, Inc. and Digital Domain Productions, Inc.	S-1	333-174248	10.16	July 1, 2011

10.17	Sublease, dated as of December 19, 2009, between Rainmaker Entertainment, Inc. and Digital Domain Productions (Vancouver), Ltd.	S-1	333-174248	10.17	July 1, 2011

10.18	Lease Assignment and Assumption, dated as of October 1, 2010, between Gribble Entertainment, Inc. and Digital Domain Productions, Inc.	S-1	333-174248	10.18	July 1, 2011

10.19	Affiliation Agreement, dated April 15, 2011, between The Florida State University Board of Trustees and the Registrant	S-1	333-174248	10.29	July 1, 2011

10.20	Consulting Agreement, dated as of June 1, 2010, between Digital Domain and the Registrant	S-1	333-174248	10.30	July 1, 2011

10.21	Trademark License Agreement, dated of as June 1, 2010, between Digital Domain Productions, Inc. and the Registrant	S-1	333-174248	10.31	July 1, 2011

10.22	Promissory Note, dated as of November 24, 2010, between Digital Domain, as Borrower, and the Registrant, as Lender	S-1	333-174248	10.32	July 1, 2011

			Incorporated by Reference
Exhibit No.		Exhibit Description	Form	File No.	Exhibit No.	Filing Date
10.23		Agreement for Purchase and Sale, dated April 23, 2010, between Tradition Outlet, LLC and DDH Land Holdings, LLC	S-1	333-174248	10.33	July 1, 2011

10.24		Asset Purchase Agreement, dated November 22, 2010, among DD3D, Inc., the Registrant, In-Three, Inc., and certain selling shareholders of In-Three, Inc.	S-1	333-174248	10.34	July 1, 2011

10.25		Form of Stock Purchase Agreement between the Registrant and certain private investors used in 2011 private placement	S-1	333-174248	10.35	July 1, 2011

10.26		Form of Warrant issued by the Registrant to certain private investors in connection with the 2011 private placement	S-1	333-174248	10.36	July 1, 2011

10.27	*	Employment Agreement, dated July 27, 2009, between the Registrant and John C. Textor	S-1	333-174248	10.38	July 1, 2011

10.28		Amended and Restated Investor's Rights Agreement, dated as of November 24, 2010, among the Registrant, PBC Digital Holdings, LLC and PBC MGPEF DDH, LLC	S-1	333-174248	10.39	July 1, 2011

10.29	*	Employment Agreement, dated as of July 29, 2010, between the Registrant and Edwin C. Lunsford, III	S-1	333-174248	10.47	July 20, 2011

10.30	#	Joint Marketing and Production VFX Services Agreement, dated as of July 8, 2011, between RelianceMediaWorks Limited and Digital Domain Productions, Inc.	S-1	333-174248	10.48	September 20, 2011

10.31	*	First Amendment to Employment Agreement, dated as of July 13, 2011, between the Registrant and John. C. Textor	S-1	333-174248	10.49	July 20, 2011

10.32	*	First Amendment to Employment Agreement, dated as of July 13, 2011, between the Registrant and Edwin C. Lunsford, III	S-1	333-174248	10.51	July 20, 2011

10.33		License and Service Agreement, dated October 15, 2007, between TCG/EURIS ALAMEDA, L.P. and Digital Domain Productions, Inc.	S-1	333-174248	10.52	July 20, 2011

10.34		License and Service Provisions Addendum, dated October 15, 2007, between TCG/EURIS ALAMEDA, L.P. and Digital Domain Productions, Inc.	S-1	333-174248	10.53	July 20, 2011

			Incorporated by Reference
Exhibit No.		Exhibit Description	Form	File No.	Exhibit No.	Filing Date
10.35		Office Lease, dated as of August 2, 2011, between CA-Larkspur Landing Office Park Limited Partnership and Digital Domain Productions, Inc.	S-1	333-174248	10.54	August 12, 2011

10.36		Form of Stock Purchase Agreement between Digital Domain Institute, Inc. and certain investors used in the 2011 Digital Domain Institute, Inc. private placement	S-1	333-174248	10.55	August 12, 2011

10.37		Form of Share Exchange Option Agreement among the Registrant, Digital Domain Institute, Inc. and certain investors used in the 2011 Digital Domain Institute, Inc. private placement	S-1	333-174248	10.56	August 12, 2011

10.38	*	Employment Agreement, dated as of September 30, 2011, between Digital Domain and Jody Madden	S-1	333-174248	10.58	November 4, 2011

10.39	*	Employment Agreement, dated as of October 3, 2011, between the Registrant and Darin Grant	S-1	333-174248	10.59	November 4, 2011

10.40	*	First Amendment to Employment Agreement, dated as of October 14, 2011, among the Registrant, Digital Domain and Jody Madden	S-1	333-174248	10.60	November 4, 2011

10.41	*	Employment Agreement, dated as December 30, 2011, between the Registrant and John M. Nichols	8-K	001-35325	10.1	December 30, 2011

10.42		Amended and Restated Formation and Joint Venture Agreement, dated as of March 30, 2012, between Beijing Galloping Horse Film Co., Ltd. and the Registrant	10-Q	001-35325	10.1	May 15, 2012

10.43		Securities Purchase Agreement, dated May 6, 2012, among the Registrant and the purchasers identified therein	8-K	001-35325	10.1	May 8, 2012

10.44		Form of Senior Secured Convertible Note	8-K	001-35325	10.2	May 8, 2012

10.45		Form of Warrant to Purchase Common Stock	8-K	001-35325	10.3	May 8, 2012

10.46		Security and Pledge Agreement, dated May 7, 2012, among the Registrant, certain subsidiaries of the Registrant, and Hudson Bay Master Fund Ltd., as collateral agent	8-K	001-35325	10.4	May 8, 2012

10.47		Canadian Security and Pledge Agreement, dated May 7, 2012, among the Registrant, Digital Domain Productions (Vancouver) Ltd., and Hudson Bay Master Fund Ltd., as collateral agent	8-K	001-35325	10.5	May 8, 2012

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date
10.48	Guaranty, dated May 7, 2012, among the Registrant, certain subsidiaries of the Registrant, and Hudson Bay Master Fund Ltd., as collateral agent	8-K	001-35325	10.6	May 8, 2012

10.49	Registration Rights Agreement, dated May 7, 2012, among the Registrant and the purchasers identified therein	8-K	001-35325	10.7	May 8, 2012

10.50	Form of Voting Agreement	8-K	001-35325	10.8	May 8, 2012

10.51	Omnibus Consent and Agreement re Restructuring, dated May 6, 2012, between the Registrant and Comvest Capital II, L.P.	8-K	001-35325	10.9	May 8, 2012

10.52	Debt Exchange Agreement, dated May 6, 2012, between the Registrant and Comvest Capital II, L.P.	8-K	001-35325	10.10	May 8, 2012

10.53	Form of Subordinated Note	8-K	001-35325	10.11	May 8, 2012

10.54	Security and Pledge Agreement, dated May 7, 2012, among the Registrant, certain subsidiaries of the Registrant, and Comvest Capital II, L.P.	8-K	001-35325	10.12	May 8, 2012

10.55	Canadian Security and Pledge Agreement, dated May 7, 2012, among the Registrant, Digital Domain Productions (Vancouver) Ltd., and Comvest Capital II, L.P.	8-K	001-35325	10.13	May 8, 2012

10.56	Guaranty, dated May 7, 2012, among the Registrant, certain subsidiaries of the Registrant, and Comvest Capital II, L.P.	8-K	001-35325	10.14	May 8, 2012

10.57	Subordination and Intercreditor Agreement, dated May 7, 2012, among the Registrant, Comvest Capital II, L.P., and Hudson Bay Master Fund Ltd.	8-K	001-35325	10.15	May 8, 2012

10.58	Registration Rights Agreement, dated May 7, 2012, between the Registrant and Comvest Capital II, L.P.	8-K	001-35325	10.16	May 8, 2012

10.59	Securities Purchase Agreement, dated June 7, 2012, among the Registrant and the Buyers set forth therein	8-K	001-35325	10.1	June 8, 2012

10.60	Form of Warrant to Purchase Common Stock	8-K	001-35325	10.2	June 8, 2012

10.61	Registration Rights Agreement, dated June 7, 2012, among the Registrant and the Buyers set forth therein	8-K	001-35325	10.3	June 8, 2012

Incorporated by Reference
Exhibit No.		Exhibit Description	Form	File No.	Exhibit No.	Filing Date
10.62	†	Co-Operation Agreement, dated May 17, 2012, among the Registrant, Digital Domain Media Group (Middle East) FZ-LLC, and twofour54 FZ-LLC

21.1	†	List of Subsidiaries of the Registrant

23.1		Consent of SingerLewak LLP, independent registered public accounting firm

23.2	†	Consent of Eavenson & Kairalla, P.L. (included in Exhibit 5.1)

24.1	†	Power of Attorney

*
Indicates a management contract or compensatory plan.

#
Portions have been granted confidential treatment by the SEC.

†
Filed previously.